                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c)
                 or Section 240.14a-12

                             AMC ENTERTAINMENT INC.
         -------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         -------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /        $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
           14a-6(i)(2)
/ /        $500 per each party to the controversy pursuant to
           Exchange Act Rule 14a-6(i)(3)
/ /        Fee computed on table below per Exchange Act
           Rules 14a-6(i)(4) and 0-11
           1)   Title of each class of securities to which
                transaction applies:
                -----------------------------------------------------
           2)   Aggregate number of securities to which transaction
                applies:
                -----------------------------------------------------
           3)   Per unit price or other underlying value of
                transaction computed pursuant to Exchange Act
                Rule 0-11:*
                -----------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                -----------------------------------------------------
*          Set forth the amount on which the filing fee is calculated and state how it was determined.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for
           which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
           Form or Schedule and the date of its filing.
           1)   Amount Previously Paid:
                -----------------------------------------------------
           2)   Form, Schedule or Registration Statement No.:
                -----------------------------------------------------
           3)   Filing Party:
                -----------------------------------------------------
           4)   Date Filed:
                -----------------------------------------------------

                                     [LOGO]

                             AMC ENTERTAINMENT INC.
                              106 West 14th Street
                          Kansas City, Missouri 64105
                                November 8, 1999

TO THE STOCKHOLDERS OF
AMC ENTERTAINMENT INC.:

    The Annual Meeting of Stockholders of AMC Entertainment Inc. will be held at the Town Center 20 Theatres, 11701 Nall, Leawood, Kansas. The meeting will be held on December 2, 1999, at 11:00 a.m. local time and will be followed by an informal lunch and a movie. The Board of Directors cordially invites you to attend.

    I hope you will attend the meeting in person, but whether or not you expect to attend, please sign, date and return the enclosed proxy card now, so that your shares will be represented at the meeting. You may also vote via the Internet as indicated on the proxy card instructions. If you do attend the meeting, you will be entitled to vote in person.

                                             Very truly yours,

                                             [SIGNATURE]

                                             Peter C. Brown
                                             Chairman of the Board

                                     [LOGO]
                             AMC ENTERTAINMENT INC.
                              106 West 14th Street
                          Kansas City, Missouri 64105
                            ------------------------
                    Notice of Annual Meeting of Stockholders
                          To Be Held December 2, 1999
                            ------------------------

TO THE STOCKHOLDERS OF AMC ENTERTAINMENT INC.:

    The Annual Meeting of Stockholders of AMC Entertainment Inc. (the "Company") will be held at the Town Center 20 Theatres, 11701 Nall, Leawood, Kansas. The meeting will be held on Thursday, December 2, 1999, at 11:00 a.m. local time for the following purposes:

    1.  To elect a Board of Directors for the upcoming year;

    2. To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending March 30, 2000;

    3. To consider and vote upon a proposal to approve the AMC Entertainment Inc. 1999 Stock Option and Incentive Plan;

    4. To consider and vote upon a proposal to approve the AMC Entertainment Inc. 1999 Stock Option Plan for Outside Directors; and

    5.  To transact such other business as may properly come before the meeting.

    The close of business on November 2, 1999, has been designated as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments thereof. A list of such stockholders will be available for review in the office of the Company's Secretary on the 17th Floor of the Power and Light Building, located at 106 West 14th Street, Kansas City, Missouri, after November 9, 1999.

                                          By order of the Board of Directors

                                                     [SIGNATURE]

                                                  Nancy L. Gallagher
                                             Vice President and Secretary
Kansas City, Missouri
November 8, 1999

                             YOUR VOTE IS IMPORTANT

    If you do not expect to attend the meeting in person, it is important that your shares be represented. Please use the enclosed proxy card to vote on the matters to be considered at the meeting, sign and date the proxy card and mail it promptly in the enclosed envelope, which requires no postage if mailed in the United States. You may also vote via the Internet as indicated on the proxy card instructions. Any stockholder may revoke his proxy at any time before the meeting by written notice to such effect, by submitting a subsequently dated proxy or by attending the meeting and voting in person.

                                     [LOGO]

                             AMC ENTERTAINMENT INC.
                              106 West 14th Street
                          Kansas City, Missouri 64105

                                PROXY STATEMENT

PROXIES, SOLICITATION AND VOTING:

    This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of AMC Entertainment Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at 11:00 a.m. local time on Thursday, December 2, 1999, at the Town Center 20 Theatres, 11701 Nall, Leawood, Kansas. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about November 8, 1999.

    The Board of Directors of the Company has established November 2, 1999 as the record date for the meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments thereof. At the close of business on the record date, the Company had outstanding 19,427,098 shares of Common Stock and 4,041,993 shares of Class B Stock. On all matters other than the election of Directors, the shares of Common Stock and Class B Stock vote together as if a single class, with each outstanding share of Common Stock having one vote per share and each outstanding share of Class B Stock having ten votes per share.

    Properly executed and dated proxies which are received by the Company prior to the Annual Meeting of Stockholders will be voted in accordance with the instructions thereon. If a proxy is received with no instructions given with respect to the matters to be acted upon, the shares represented by the proxy will be voted (i) for the election of the nominees to the Company's Board of Directors designated below, (ii) for the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending March 30, 2000, (iii) for the approval of the AMC Entertainment Inc. 1999 Stock Option and Incentive Plan (the "1999 Option Plan") and (iv) for the approval of the AMC Entertainment Inc. 1999 Stock Option Plan for Outside Directors (the "Directors' Plan"). A proxy may be revoked at any time by written notice to such effect received by the Secretary of the Company before the proxy is voted at the Annual Meeting of Stockholders, by delivery to the Company of a subsequently dated proxy or by a vote cast in person at the Annual Meeting of Stockholders by written ballot.

    The election of directors is determined by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect. A favorable vote of a majority (based on voting power) of the shares of Common Stock and Class B Stock voted in person or by proxy at the Annual Meeting of Stockholders is required for the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending March 30, 2000 and to approve the 1999 Option Plan and the Directors' Plan. Under Delaware law and the Company's bylaws, abstentions and broker non-votes are not counted in the calculation of the vote. The Trustees of the Durwood Voting Trust established under that certain

1992 Durwood, Inc. Voting Trust Agreement dated December 12, 1992, as amended and restated as of August 12, 1997 (the "Voting Trust"), which have the power to vote all shares of Class B Stock, have advised the Company of their intention to vote in favor of the 1999 Option Plan and the Directors' Plan.

    A proxy confers discretionary authority with respect to the voting of the shares represented thereby on any other business that may properly come before the meeting (and any adjournments thereof) as to which the Company did not have notice prior to September 5, 1999. The Board of Directors is not aware that any such other business is to be presented for action at the meeting and does not itself intend to present any such other business. However, if any such other business does come before the meeting, shares represented by proxies given pursuant to this solicitation will be voted by the persons named in the proxy in accordance with their best judgment. A proxy also confers discretionary authority on the persons named therein to approve minutes of last year's Annual Meeting of Stockholders, to vote on matters incident to the conduct of the meeting and to vote on the election of any person as a director if a nominee herein named should decline or become unable to serve as a director for any reason. The cost of the solicitation of proxies will be paid by the Company.

                            1. ELECTION OF DIRECTORS

    Directors are elected annually, and each holds office until such director's successor is duly elected and qualified or until such director's earlier resignation or removal. The by-laws of the Company have been amended to provide that, effective as of December 2, 1999, the full Board of Directors will consist of five (5) members. It is anticipated that five (5) directors will be elected at the meeting. Three (3) of those directors are to be elected by the holders of Class B Stock, voting as a class, with each outstanding share having one vote per share, and two (2) of those directors are to be elected by the holders of Common Stock, voting as a class, with each outstanding share having one vote per share.

    It is intended that shares represented by the proxies will be voted in favor of the election of the nominees named below who are to be elected by the holders of Common Stock, unless otherwise directed by stockholders. Each nominee has consented to being named as a nominee and to serve if elected. In the event any nominee for director to be elected by the holders of Common Stock should decline or shall become unable to serve as a director for any reason, it is intended that the persons named in the proxy will vote for a substitute who will be designated by the Board of Directors.

NOMINEES FOR DIRECTORS

    The Company's nominees for Directors are as follows:

                                                                             YEAR FIRST
                                                                             ELECTED OR
NAME                    AGE(1)  POSITIONS                                    APPOINTED
----                    ------  ---------                                    ---------
Peter C. Brown            41    Chairman of the Board, Chief Executive          1992
                                Officer, President and Director
Charles J. Egan, Jr.      67    Director                                        1986
Paul E. Vardeman          69    Director                                        1983
W. Thomas Grant, II       49    Director                                        1996
Charles S. Paul           50    Nominee for Director                            N/A

-------------------

    (1)As of October 15, 1999.

    American Multi-Cinema, Inc. ("AMC") is a wholly owned subsidiary of the Company. The primary business of AMC is the operation of megaplex and multiplex theatres, primarily in large metropolitan markets. There are no family relationships among Directors or between any Director or any Executive Officer of the Company. At each Annual Meeting of Stockholders, the Company intends to nominate as directors to be elected by the holders of Common Stock individuals who are not officers or employees of the Company or its subsidiaries but who may be incumbent directors.

TO BE ELECTED BY HOLDERS OF CLASS B STOCK

    Mr. Peter C. Brown has served as a Director of the Company and AMC since November 12, 1992. Mr. Brown was elected Chairman of the Board and Chief Executive Officer of the Company on July 15, 1999 and Chairman of the Board and Chief Executive Officer of AMC on September 29, 1999. Mr. Brown served as Co-Chairman of the Board of the Company from May 15, 1998 through July 14, 1999. Mr. Brown was elected President of the Company on January 10, 1997. Mr. Brown served as Executive Vice President of the Company from August 3, 1994 to January 10, 1997 and as Executive Vice President of AMC from August 3, 1994 to September 28, 1999. Mr. Brown also serves as Chairman of the Board of Trustees of Entertainment Properties Trust, a real estate investment trust, and serves on the Board of Directors of LabONE, Inc. Mr. Brown also serves as a member of the Board of Trustees of Rockhurst High School, serves on the Board of Directors of the Greater Kansas City Chamber of Commerce and is a member of the Board of Advisors for the University of Kansas School of Business. Mr. Brown is a graduate of the University of Kansas.

    Mr. Charles J. Egan, Jr., has served as a Director of the Company since October 30, 1986. Mr. Egan is Vice President of Hallmark Cards, Incorporated, and was General Counsel of such company until December 31, 1996. Hallmark Cards, Incorporated is primarily engaged in the business of greeting cards and related social expressions products, Crayola crayons and the production of movies for television. Mr. Egan is a Trustee of the Durwood Voting Trust. Mr. Egan also serves as a member of the Board of Trustees, Treasurer and Chairman of the Finance Committee of the Kansas City Art Institute. Mr. Egan holds an A.B. degree from Harvard University and an LL.B. degree from Columbia University.

    Mr. Paul E. Vardeman has served as a Director of the Company since June 14, 1983. Mr. Vardeman was a director, officer and shareholder of the law firm of Polsinelli, White, Vardeman & Shalton, P.C., Kansas City, Missouri from 1982 until his retirement from such firm in November 1997. Prior thereto, Mr. Vardeman served as a Judge of the Circuit Court of Jackson County, Missouri. Mr. Vardeman holds undergraduate and J.D. degrees from the University of Missouri-Kansas City.

TO BE ELECTED BY HOLDERS OF COMMON STOCK

    Mr. W. Thomas Grant, II has served as a Director of the Company since November 14, 1996. Mr. Grant is Chairman of the Board, Chief Executive Officer, President and a Director of LabONE, Inc. LabONE, Inc. provides risk appraisal laboratory services for the insurance industry, clinical testing services for the healthcare industry and substance abuse testing services for employers.
Mr. Grant also serves on the Boards of Directors of Commerce Bancshares, Inc., Kansas City Power & Light Company, Business Men's Assurance Company of America and Response Oncology, Inc. Mr. Grant holds a B.A. degree from the University of Kansas and an M.B.A. degree from the Wharton School of Finance at the University of Pennsylvania.

    Mr. Charles S. Paul is Chairman and Co-Founder of Sega GameWorks L.L.C. Prior to joining Sega GameWorks L.L.C., Mr. Paul was an Executive Vice President and director of MCA, Inc. from 1989 through March 1996 and served as President of MCA Enterprises, a division of the company, from 1986 through March 1996.
Mr. Paul also serves on the Boards of Directors of National Golf
Properties, Inc., Entertainment Properties Trust and Interplay Entertainment. Mr. Paul holds an undergraduate degree from Stanford University and is a graduate of the University of Santa Clara School of Law.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR W. THOMAS GRANT, II AND CHARLES S. PAUL AS DIRECTORS OF THE COMPANY.

DIRECTORS' MEETINGS AND COMMITTEES

    The Company has a 52/53 week fiscal year ending on the Thursday closest to the last day of March. The Company's last full fiscal year began on April 3, 1998, and ended on April 1, 1999 ("fiscal 1999").

    The Board of Directors of the Company held eight meetings and acted by unanimous written consent to action five times in fiscal 1999. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of board committees on which they served.

    On November 12, 1998, the Board of Directors appointed an Executive Committee, composed of Messrs. Stanley H. Durwood, Peter C. Brown and Philip M. Singleton, an Audit Committee, composed of Messrs. Charles J. Egan, Jr., W. Thomas Grant, II and John P. Mascotte, and a Compensation Committee, composed of Messrs. Charles J. Egan, Jr., W. Thomas Grant, II and John P. Mascotte. The Company does not have a nominating committee.

    The principal responsibilities of the Audit Committee are to (i) recommend to the Board of Directors the accounting firm to serve as independent accountants of the Company and its subsidiaries, which accounting firm is to be selected by the Board of Directors or recommended by it for stockholder approval, (ii) act on behalf of the Board of Directors in meeting with the independent accountants and the appropriate corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies, the adequacy of financial, accounting and operating controls, and the scope of the respective audits of the independent accountants, (iii) review the results of the audit and submit to the Board of Directors of the Company any recommendations the Audit Committee may have from time to time with respect to financial reporting and accounting practices and policies, observed wrongdoing and existing and potential future financial problems, and financial, accounting and operations controls and safeguards, and (iv) approve all material transactions between the Company or any of its subsidiaries and related parties to such companies. Transactions between the Company and members of the Durwood family also must be approved by Messrs. W. Thomas Grant, II and John P. Mascotte through November 13, 1999. The Audit Committee held three meetings during fiscal 1999.

    The principal responsibilities of the Compensation Committee are to
(i) review and recommend periodically the compensation to be paid to the Executive Officers of the Company and its subsidiaries, including the amount and timing of bonus payments and other incentive compensation awards, and
(ii) oversee the preparation of the reports and other information required to be disclosed in connection with any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 with respect to the compensation of Executive Officers. The Compensation Committee held eight meetings during fiscal 1999.

COMPENSATION OF DIRECTORS

    Each of the Company's current non-employee directors received an annual fee of $32,000 for service on the Board of Directors and an additional $4,000 for each committee of the Board on which he served and, in addition, received $1,500 and $1,000, respectively, for each Board and board committee meeting which he attended. For the fiscal year ended April 1, 1999, Messrs. Charles J. Egan, Jr.,
W. Thomas Grant, II, John P. Mascotte and Paul E. Vardeman received $68,000, $72,000, $71,000 and $59,000, respectively, for their services.

    The Board of Directors has also authorized that Messrs. Charles J. Egan, Jr. and Paul E. Vardeman be paid reasonable compensation for their services as members of a special committee (the "Special Committee") appointed to consider the 1997 merger of the Company with Durwood, Inc. (the "Merger"), at that time the majority stockholder of the Company, and the related 1998 secondary stock offering by Mr. Stanley H. Durwood and his children. See "The Merger." During the fiscal year ended April 1, 1999, Messrs. Charles J. Egan, Jr. and Paul E. Vardeman each received $50,000 for their services related to the Special Committee.

    Non-employee directors elected at the Annual Meeting of Stockholders to be held on December 2, 1999 will receive an annual fee of $65,000 for service on the Board of Directors and, in addition, $1,500 and $1,000, respectively, for each Board and board committee meeting which they attend. It is proposed that non-employee directors be allowed to elect to receive up to all of their annual $65,000 fee in the form of stock options and that they receive a one time grant of stock options valued at $14,000. See Proposal 4. "AMC Entertainment Inc. 1999 Stock Option Plan for Outside Directors."

EXECUTIVE OFFICERS

    The Company's and its subsidiaries' Executive Officers are as follows:

NAME                    AGE(1)  POSITIONS
----                    ------  ---------
Peter C. Brown(2)         41    Chairman of the Board, Chief Executive Officer and
                                Director (the Company and AMC); President (the Company)
Philip M. Singleton       53    Executive Vice President and Director (the Company);
                                President, Chief Operating Officer and Director (AMC)
John D. McDonald          42    Executive Vice President, North American Operations
                                (AMC)
Mark A. McDonald          41    Executive Vice President, International Operations (AMC
                                Entertainment International, Inc.)
Richard M. Fay            50    President (AMC Film Marketing, a division of AMC)
Richard T. Walsh          46    Executive Vice President, Film Operations (AMC Film
                                Marketing)
Craig R. Ramsey           48    Senior Vice President, Finance and Chief Accounting
                                Officer (the Company and AMC); Director (AMC)
James V. Beynon           51    Senior Vice President and Treasurer (the Company and
                                AMC)

-------------------

    (1)As of October 15, 1999.

    (2)For biographical information on this Executive Officer, see "Directors and Nominees for Directors."

    All current Executive Officers of the Company and its subsidiaries hold such offices at the pleasure of the Company's Board of Directors, subject, in the case of Messrs. Brown, Singleton, John D. McDonald, Mark A. McDonald, Fay and Walsh, to rights under their respective employment agreements. There are no family relationships between any Executive Officers except that Messrs. John D. McDonald and Mark A. McDonald are brothers.

    Mr. Philip M. Singleton has served as a Director of the Company and AMC since November 12, 1992. Mr. Singleton was elected President of AMC on January 10, 1997. Mr. Singleton has served as Executive Vice President of the Company since August 3, 1994. Mr. Singleton has served as Chief Operating Officer of AMC since November 14, 1991. Mr. Singleton served as Executive Vice President of AMC from August 3, 1994 to January 10, 1997. Mr. Singleton served as Senior Vice President of the Company and AMC from November 14, 1991 until his appointment as Executive Vice President on August 3, 1994.

    Mr. John D. McDonald has served as Executive Vice President, North American Operations of AMC since October 1, 1998. Prior thereto, Mr. McDonald served as Senior Vice President, corporate operations from November 9, 1995 until his promotion to Executive Vice President on October 1, 1998. Mr. McDonald served as Vice President, corporate operations from September 22, 1992 through
November 9, 1995.

    Mr. Mark A. McDonald has served as Executive Vice President, International Operations of AMC Entertainment International, Inc., a subsidiary of the Company, since December 7, 1998. Prior thereto, Mr. McDonald served as Senior Vice President, Asia Operations from November 9, 1995 until his appointment as Executive Vice President in December 1998. Mr. McDonald previously served as Vice President, Finance of AMC from October 1, 1992 to November 9, 1995.

    Mr. Richard M. Fay has served as President, AMC Film Marketing, a division of AMC, since September 8, 1995. Previously, Mr. Fay served as Senior Vice President and Assistant General Sales Manager of Sony Pictures from 1994 until joining AMC.

    Mr. Richard T. Walsh has served as Executive Vice President, Film Operations, AMC Film Marketing, a division of AMC, since September 29, 1999. Prior thereto, Mr. Walsh served as Senior Vice President in charge of operations for the West Division of AMC from July 1, 1994.

    Mr. Craig R. Ramsey has served as Senior Vice President, Finance of the Company and AMC since August 20, 1998. Mr. Ramsey was elected Chief Accounting Officer of the Company and AMC effective October 15, 1999. Prior thereto,
Mr. Ramsey served as Vice President, Finance from January 17, 1997 and as Director of Information Systems and Director of Financial Reporting since joining AMC on February 1, 1995. Previously, Mr. Ramsey served as Vice President, Corporate Accounting and Data Processing for Mid-America
Dairymen, Inc.

    Mr. James V. Beynon has served as Senior Vice President of the Company and AMC since September 29, 1999. Prior thereto, Mr. Beynon served as Vice President of the Company and AMC from September 19, 1994. Mr. Beynon has served as Treasurer of the Company and AMC since September 19, 1994. Mr. Beynon served as Assistant Treasurer of the Company and AMC from November 18, 1993 to
September 19, 1994.

COMPENSATION OF MANAGEMENT

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated Executive Officers of the Company (determined as of the end of the last fiscal year and hereafter referred to as the "Named Executive Officers") for the last three fiscal years ended April 1, 1999, April 2, 1998 and April 3, 1997, respectively.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                 ANNUAL COMPENSATION           COMPENSATION
                                          ----------------------------------     AWARDS-
                                                                  OTHER(1)      SECURITIES       ALL(2)
                                FISCAL                             ANNUAL       UNDERLYING       OTHER
NAME AND PRINCIPAL POSITION      YEAR      SALARY     BONUS     COMPENSATION   OPTIONS/SARS   COMPENSATION
---------------------------    --------   --------   --------   ------------   ------------   ------------
Stanley H. Durwood(3)            1999     $567,008   $ --           N/A          150,000         $--
Chief Executive Officer          1998      536,558     --           N/A           --             --
                                 1997      527,322     --           N/A           65,000         --
Peter C. Brown                   1999      409,241     --           N/A          125,000          5,334
President and Chief              1998      296,444     --           N/A           --              4,960
Financial Officer                1997      271,364    25,500        N/A            4,500          4,976
Philip M. Singleton              1999      383,702     --           N/A          100,000          5,317
Chief Operating Officer          1998      316,679     --           N/A           --              4,896
                                 1997      303,125    28,500        N/A            4,500          5,003
Richard T. Walsh                 1999      238,666     --           N/A           --              4,639
Senior Vice President            1998      226,441    60,000        N/A           --              4,805
                                 1997      223,073    41,545        N/A            2,250          4,964
Richard M. Fay                   1999      298,075     --           N/A           --              4,503
President - AMC Film             1998      286,982    45,000        N/A           --              4,676
Marketing                        1997      294,369    32,650        N/A            2,250          1,464

-------------------

    (1)For the years presented, perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.

    (2)For fiscal 1999, 1998 and 1997, All Other Compensation is comprised of AMC's contributions under AMC's 401(k) Savings Plan and Non-Qualified Deferred Compensation Plan, both of which are defined contribution plans.

    (3)Mr. Stanley H. Durwood died on July 14, 1999.

    OPTION GRANTS

    The following table provides certain information concerning individual grants of stock options made during the last completed fiscal year under the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan (the "1994 Option Plan") to each of the Named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                  POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED
                                                                                     ANNUAL RATES OF
                           NUMBER OF       % OF TOTAL                                  STOCK PRICE
                          SECURITIES      OPTIONS/SARS   EXERCISE                   APPRECIATION FOR
                          UNDERLYING       GRANTED TO     OR BASE                    OPTION TERM(2)
                           OPTIONS/       EMPLOYEES IN     PRICE     EXPIRATION   ---------------------
NAME                    SARS GRANTED(1)   FISCAL YEAR    ($/SHARE)      DATE       5% ($)     10% ($)
----                    ---------------   ------------   ---------   ----------   --------   ----------
Stanley H. Durwood(3)       65,000           17.33%       $19.125     05/14/08    $781,795   $1,981,221
                            85,000           22.67%        16.813     11/12/08     898,730    2,277,558
Peter C. Brown              65,000           17.33%        19.125     05/14/08     781,795    1,981,221
                            60,000           16.00%        16.813     11/12/08     634,397    1,607,688
Philip M. Singleton         65,000           17.33%        19.125     05/14/08     781,795    1,981,221
                            35,000            9.34%        16.813     11/12/08     370,065      937,818
Richard T. Walsh            --               --             --          --           --          --
Richard M. Fay              --               --             --          --           --          --

-------------------

    (1)The stock options granted during the fiscal year ended April 1, 1999 are fully vested.

    (2)These columns show the hypothetical gains of "option spreads" of the outstanding options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the options' terms. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission (the "SEC") and do not represent the Company's estimate or projections of the future prices of the Company's Common Stock.

    (3)Mr. Stanley H. Durwood died on July 14, 1999.

    OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of April 1, 1999.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                           OPTIONS/SARS              IN-THE-MONEY OPTIONS/
                             SHARES                          AT FY-END                 SARS AT FY-END(1)
                            ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                       ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   --------   -----------   -------------   -----------   -------------
Stanley H. Durwood(2)....     --         $  --         237,500        --            $ 70,313       $--
Peter C. Brown...........     --            --         284,000        --             857,813        --
Philip M. Singleton......     --            --         233,600        --             714,938        --
Richard T. Walsh.........     --            --          29,500        --             138,344        --
Richard M. Fay...........     --            --           2,250        --              --            --

-------------------

    (1)Values for "in-the-money" outstanding options represent the positive spread between the respective exercise prices of the outstanding options and the value of the Company's Common Stock as of April 1, 1999.

    (2) Mr. Stanley H. Durwood died on July 14, 1999.

    DEFINED BENEFIT RETIREMENT AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

    AMC sponsors a defined benefit retirement plan (the "Retirement Plan") which provides benefits to certain employees of AMC and its subsidiaries based upon years of credited service and the highest consecutive five-year average annual remuneration for each participant. For purposes of calculating benefits, average annual compensation is limited by Section 401(a)(17) of the Internal Revenue Code (the "Code"), and is based upon wages, salaries and other amounts paid to the employee for personal services, excluding certain special compensation. A participant earns a vested right to an accrued benefit upon completion of five years of vesting service.

    AMC also sponsors a Supplemental Executive Retirement Plan to provide the same level of retirement benefits that would have been provided under the Retirement Plan had the federal tax law not been changed in the Omnibus Budget Reconciliation Act of 1993, which reduced the amount of compensation which can be taken into account in a qualified retirement plan from $235,840 (in 1993), the old limit, to $160,000 (in 1999).

    The following table shows the total estimated annual pension benefits (without regard to minimum benefits) payable to a covered participant under AMC's Retirement Plan and the

Supplemental Executive Retirement Plan, assuming retirement in calendar 1999 at age 65 payable in the form of a single life annuity. The benefits are not subject to any deduction for Social Security or other offset amounts. The following table assumes the old limit would have been increased to $270,000 in 1999.

          HIGHEST CONSECUTIVE                          YEARS OF CREDITED SERVICE
           FIVE YEAR AVERAGE              ----------------------------------------------------
          ANNUAL COMPENSATION                15         20         25         30         35
          -------------------             --------   --------   --------   --------   --------
$125,000................................  $17,716    $23,621    $29,527    $35,432    $41,337
 150,000................................   21,466     28,621     35,777     42,932     50,087
 175,000................................   25,216     33,621     42,027     50,432     58,837
 200,000................................   28,966     38,621     48,277     57,932     67,587
 225,000................................   32,716     43,621     54,527     65,432     76,337
 250,000................................   36,466     48,621     60,777     72,932     85,087
 270,000................................   39,466     52,621     65,777     78,932     92,087

    As of April 1, 1999, the years of credited service under the Retirement Plan for each of the Named Executive Officers were: Mr. Peter C. Brown, eight years, Mr. Philip M. Singleton, 25 years, Mr. Richard T. Walsh, 24 years; and
Mr. Richard M. Fay, three years. The estimated annual benefit Mr. Stanley H. Durwood accrued under the Supplemental Executive Retirement Plan was $14,400 and is not included in the Summary Compensation Table. Mr. Stanley H. Durwood died on July 14, 1999.

    AMC has established a Retirement Enhancement Plan ("REP") for the benefit of officers who from time to time may be designated as eligible participants therein by the Board of Directors. The REP is a non-qualified deferred compensation plan designed to provide an unfunded retirement benefit to an eligible participant in an amount equal to (i) sixty percent (60%) of his or her average compensation (including paid and deferred incentive compensation) during the last three full years of employment, less (ii) the sum of (A) such participant's benefits under the Retirement Plan and Social Security, and (B) the amount of a straight life annuity commencing at the participant's normal retirement date attributable to AMC's contributions under the Supplemental Executive Retirement Plan, the 401(k) Savings Plan, the Non-Qualified Deferred Compensation Plan and the Executive Savings Plan. The base amount in clause (i) will be reduced on a pro rata basis if the participant completes fewer than twenty-five (25) years of service. The REP benefit vests upon the participant's attainment of age 55 or completion of fifteen (15) years of service, whichever is later, and may commence to a vested participant retiring on or after age 55 (who has participated in the plan for at least 5 years) on an actuarially reduced basis (6 2/3% for each of the first five years by which commencement precedes age 65 and an additional 3 1/3% for each year by which commencement precedes age 60). Benefits commence at a participant's normal retirement date (i.e., the later of age 65 or the participant's completion of five years of service with AMC) whether or not the participant continues to be employed by AMC. The accrued benefit payable upon total and permanent disability is not reduced by reason of early commencement. Participants become fully vested in their rights under the REP if their employment is terminated without cause or as a result of a change in control, as defined in the REP. No death, disability or retirement benefit is payable prior to a participant's early retirement date or prior to the date any severance payments to which the participant is entitled cease.

    Mr. Stanley H. Durwood, Mr. Peter C. Brown and Mr. Philip M. Singleton have been designated as eligible to participate in the REP. The amount payable to Mr. Durwood with respect to fiscal 1999 under the REP was $345,000 and is not included in the Summary Compensation Table. The estimated monthly amounts that Mr. Brown and Mr. Singleton will be eligible to receive under the REP at age 65 are $41,000 and $54,000, respectively; such amounts are based on certain assumptions respecting their future compensation amounts and the amounts of AMC contributions under other plans. Actual amounts received by such individuals under the REP may be different than those estimated.

    EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

    Mr. Stanley H. Durwood had an employment agreement with the Company and AMC dated January 26, 1996 retaining him as Chairman and Chief Executive Officer and President. It provided for an annual base salary of no less than $500,000, plus payments and awards under AMC's Executive Incentive Program ("EIP"), the 1994 Option Plan and other bonus plans in effect for Executive Officers at a level reflecting his position, plus such other amounts as may be paid under any other compensatory arrangement as determined in the sole discretion of the Compensation Committee. Mr. Durwood's annual base salary at the date of his death (July 14, 1999) was $567,000. The Company had also agreed to use its best efforts to provide Mr. Durwood up to $5,000,000 in life insurance and to pay the premiums thereon and taxes resulting from such payment. Mr. Durwood's employment agreement had a term of three years and was automatically extended one year on its anniversary date, January 26, so that as of such date each year the agreement had a three-year term. The employment agreement was terminable without severance if he engaged in intentional misconduct or a knowing violation of law or breached his duty of loyalty to the Company. The agreement provided for severance payments in the event of Mr. Durwood's death equal to three times the sum of his annual base salary in effect at the time of termination plus the average of annual incentive or discretionary cash bonuses paid during the three fiscal years preceding the year of termination. The Company could elect to pay such severance payments in monthly installments over a period of three years or in a lump sum after discounting such amount to its then present value. On
July 26, 1999, the Company paid $1,507,833 in settlement of Mr. Durwood's employment agreement.

    Messrs. Peter C. Brown, Philip M. Singleton, Richard T. Walsh and Richard M. Fay have entered into employment agreements with the Company providing for annual base salaries of no less than the following amounts: Mr. Brown - $400,000; Mr. Singleton - $375,000; Mr. Walsh - $230,041 and Mr. Fay - $285,031.
The agreements also provide for discretionary bonuses, an automobile allowance, reimbursement of reasonable travel and entertainment expenses and other benefits offered from time to time to other Executive Officers. The employment agreements of Mr. Brown and Mr. Singleton have terms of three years and those of Mr. Walsh and Mr. Fay have terms of two years. On the anniversary date of each agreement, one year shall be added to its term, so that each employment agreement shall always have a three year or two year term, as the case may be, as of each anniversary date. Each employment agreement terminates generally without severance if such employee is terminated for cause, as defined in the employment agreement, or upon such employee's resignation, death or disability, as defined in his employment agreement. Pro rata bonus payments will be made upon termination by reason of disability or death. If either Mr. Brown or Mr. Singleton is terminated without cause or terminates his agreement following a material breach by the Company or a change in control, as defined in the agreement, he will be entitled to receive (i) a lump sum cash payment equal to the lesser of 4.5 times current base salary or 2.99 times average annual W-2 earnings for the prior five years and (ii) the value of all outstanding employee stock options held by such employee. If either Mr. Walsh or Mr. Fay is terminated without cause or terminates his agreement subsequent to specified changes in his responsibilities, base salary or benefits following a change in control, as defined in the agreement, he will be entitled to receive a lump sum cash payment equal to two years base salary. In addition, if either Mr. Brown or Mr. Singleton dies, is terminated without cause or terminates his agreement following a material breach by the Company or a change in control, the Company will redeem shares of the Company's Common Stock previously purchased by him with the proceeds of a loan from the Company. (Mr. Brown financed the purchase of 375,000 shares of the Company's Common Stock with such a loan and Mr. Singleton financed the purchase of 250,000 shares of the Company's Common Stock with such a loan). In such event, if the employee's obligations under the note to the Company exceed the value of the stock which he acquired with the note proceeds, the Company will forgive a portion of such excess in an amount based on a formula set forth in the agreement. The amounts payable to the Named Executive Officers under these employment agreements, assuming termination by reason of a change in control as of October 15, 1999 were as follows:
Mr. Brown - $1,045,000; Mr. Singleton - $1,398,000; Mr. Walsh - $570,000; and
Mr. Fay - $570,000, not including the value of outstanding employee stock options. The value of outstanding employee stock options payable to the Named Executive Officers under these employment agreements, assuming termination by reason of a change of control as of October 15, 1999, were as follows:
Mr. Brown - $588,210 and Mr. Singleton - $489,658. The amount of note proceeds that would be forgiven by the Company assuming termination by reason of a change in control as of October 15, 1999 were as follows: Mr. Brown - $1,072,250 and Mr. Singleton - $0.

    As permitted by the 1994 Option Plan, stock options granted to participants thereunder provide for acceleration upon the termination of employment within one year after the occurrence of certain change in control events, whether such termination is voluntary or involuntary, or with or without cause. In addition, the Compensation Committee may permit acceleration upon the occurrence of certain extraordinary transactions which may not constitute a change in control. Options granted under the 1994 Option Plan during fiscal 1999 vested immediately.

    AMC maintains a severance pay plan for full-time salaried nonbargaining employees with at least 90 days of service. For an eligible employee who is subject to the Fair Labor Standards Act ("FLSA") overtime pay requirements (a "nonexempt eligible employee"), the plan provides for severance pay in the case of involuntary termination of employment due to layoff of the greater of two weeks' basic pay or one weeks' basic pay multiplied by the employee's full years of service up to no more than twelve weeks' basic pay. There is no severance pay for a voluntary termination, unless up to two weeks' pay is authorized in lieu of notice. There is no severance pay for an involuntary termination due to an employee's misconduct. Only two weeks' severance pay is paid for an involuntary termination due to substandard performance. For an eligible employee who is exempt from the FLSA overtime pay requirements, severance pay is discretionary (at the Department Head/Supervisor level), but will not be less than the amount that would be paid to a nonexempt eligible employee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    THE REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

    The Compensation Committee of the Board of Directors of the Company (the "Committee") is composed of three independent non-employee directors. The Committee is responsible for developing the executive compensation strategy of the Company and its subsidiaries. In carrying out its responsibilities, the Committee, among other things, reviews the policies of comparable companies and consults with an independent compensation consulting firm.

    The following is a summary of the Committee's activities for the fiscal year ended April 1, 1999. The annual base salaries discussed below are those established at the beginning of fiscal 1999, i.e., in the spring of 1998. The annual incentive cash bonus section pertains to performance for fiscal 1999 and payments, if any, are paid early in the next fiscal year, in this case, in the spring of 1999. The stock incentives section pertains to grants made under the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan (the "1994 Option Plan") for fiscal 1999.

    COMPENSATION POLICY. The Company's executive compensation policy has four overall objectives:

    - To align the interests of Executive Officers with those of the Company and its stockholders.

    - To link compensation to the performance of the Company as well as to the individual contribution of each Executive Officer.

    - To maintain total direct compensation (salary plus annual incentive plus equity based compensation), when performance is at target levels, at rates that are at the third quartile of the total direct compensation market for comparable companies. Because of the relatively small number of motion picture exhibition companies, this comparison has included companies engaged in other businesses.

    - To compensate executives at a level which is competitive in the marketplace so that the Company can continue to attract, motivate and retain executives with outstanding abilities.

    In fiscal 1999, the Company began restructuring senior executive positions and accountabilities to ensure a smooth transition in leadership. As part of that restructuring process, the Committee reviewed and updated the compensation programs for key senior executives with three objectives: (i) ensuring that compensation for incumbents whose positions had changed substantially was set at competitive levels; (ii) securing appropriate compensation programs and employment agreements for these executives in order to retain them; and (iii) providing the opportunity to these key senior executives to substantially increase their stock holdings.

    ANNUAL BASE SALARY. The annual base salary of the Company's Executive Officers was reviewed and approved by the Committee. Annual base salaries for the Company's Executive Officers are determined with reference to a "position rate" for each of the Executive Officers. The position rate is determined by evaluating the responsibilities of the position and comparing it with that of similar positions in comparable companies as well as companies generally.

    For fiscal 1999, the Committee approved an annual merit increase for Mr. Stanley H. Durwood of 5% of annual base salary. See "CEO Compensation."

    The average merit increase for the Executive Officers whose position accountabilities did not change in fiscal 1999 as a result of the planned transition in leadership was 2.9%, which was well below the average merit increases for executives in companies in the comparison market, reflecting the Company's performance in fiscal 1999.

    Messrs. Peter C. Brown and Philip M. Singleton received higher increases in base salary, reflecting the substantial changes in accountability for these executives in the leadership transition process. Mr. Peter C. Brown was named Co-Chairman of the Board on May 15, 1998 as part of the Company's succession planning and with the approval of Mr. Stanley H. Durwood and the Company's Board of Directors. Mr. Philip M. Singleton's position accountability increased as Mr. Stanley H. Durwood became less active in certain aspects of the operations of the Company.

    ANNUAL INCENTIVE CASH BONUS. The Committee approved an Executive Incentive Program (the "EIP") in fiscal 1994 as an incentive for executives to improve the financial success of the Company. Eligible employees, including Executive Officers, are rewarded with annual incentive cash bonuses if certain performance criteria are met and/or exceeded. For fiscal 1999, the Committee determined that the performance criteria for the annual incentive cash bonus would be based upon company, division and personal components. For fiscal 1999, the company component was based upon achievement of an EBITDA (earnings before interest, taxes, depreciation and amortization) target. The Company did not meet the threshold level of its established EBITDA target in fiscal 1999 and no annual incentive cash bonuses were awarded to Executive Officers.

    1994 OPTION PLAN. At the Company's Annual Meeting of Stockholders held on November 10, 1994, the Company's stockholders approved the 1994 Option Plan. Consistent with the Committee's policy of aligning the interests of its executives with those of the stockholders, the Committee used the 1994 Option Plan to incorporate equity based awards into the ongoing compensation package for executives.

    The Committee recommended, and the Company's Board of Directors approved, a stock program for key senior executives designed to achieve two objectives: increasing their ownership of shares of the Company's Common Stock and providing an additional retention element in their compensation packages. The program, designed in consultation with an independent compensation consulting firm, provides for interest bearing loans to be made to these executives for the purchase of stock. For each share of stock purchased, stock options and/or performance shares were to be granted to the executives in the program. In fiscal 1999, participation in the program was offered to Messrs. Stanley H. Durwood, as Co-Chairman of the Board and Chief Executive Officer, and Peter C. Brown and Philip M. Singleton, as a part of the leadership transition process. In anticipation of these executives' participation in the program, the Committee approved discretionary grants of options to Messrs. Stanley H. Durwood, Peter C. Brown and Philip M. Singleton for 150,000, 125,000 and 100,000 shares of the Company's Common Stock, respectively.

    The program was designed so that the participants would be rewarded if the price of the Company's Common Stock substantially increased over the five year term of the loans. The Company loaned Mr. Brown $5,625,000 to purchase 375,000 shares of the Company's Common Stock and the Company loaned Mr. Singleton a net amount of $2,954,000 to purchase 250,000 shares of the Company's Common Stock. Mr. Stanley H. Durwood declined to participate in the program. See "CEO Compensation."

    Transition issues precluded the Committee from making the intended grants of performance shares in conjunction with the program in fiscal 1999. The Committee will consider grants of performance shares or performance based cash bonuses for participants in this program in future years, as the third element of a planned performance based program. In future years, the Committee will also consider making this program available or making stock option grants to other Executive Officers as part of a planned program of increasing stock ownership among executives.

    EMPLOYMENT AGREEMENTS. As part of the Committee's plan for the eventual transition of the leadership of the Company, Messrs. Peter C. Brown and Philip
M. Singleton each entered into a three year employment agreement with the Company on January 1, 1999. The Company has also entered into employment agreements with other Executive Officers as part of the larger transition plan. See "Employment Contracts, Termination of Employment and Change in Control Arrangements."

    CEO COMPENSATION. Mr. Stanley H. Durwood's fiscal 1999 annual base salary was reviewed and approved by the Committee. See "Annual Base Salary."
Mr. Durwood received, at the beginning of fiscal 1999, a 5% increase in annual base salary as a merit increase to bring his annual base salary to a competitive level for his position. Mr. Durwood received no annual incentive cash bonus (either Company component or personal component) for fiscal 1999 because the Company did not attain its threshold level of EBITDA target under its performance goals.

    The Company established a Retirement Enhancement Plan (the "REP") with an effective date of March 29, 1996 and designated Mr. Stanley H. Durwood and certain other Executive Officers as participants in the REP. See "Defined Benefit Retirement and Supplemental Executive Retirement Plans." Because
Mr. Stanley H. Durwood's participation requirements had been met, Mr. Durwood was paid $345,000 in fiscal 1999 with the Committee's approval.

    Mr. Stanley H. Durwood was granted options to purchase 150,000 shares of the Company's Common Stock in fiscal 1999 as part of a program (discussed earlier) recommended by the Compensation Committee and approved by the Company's Board of Directors to offer loans to purchase Company Common Stock along with grants of options under the 1994 Option Plan. See "1994 Option Plan." Mr. Stanley H. Durwood was precluded by securities laws from purchasing shares of the Company's Common Stock at this time, because he was then a seller of shares of the Company's Common Stock in a secondary offering. By the time Mr. Stanley H. Durwood was eligible to participate in the program, he was again undergoing treatment for esophageal cancer and so declined the opportunity to participate in the program. Mr. Stanley H. Durwood died on July 14, 1999.

    IMPACT OF INTERNAL REVENUE CODE SECTION 162(m). During 1993, Section 162 of the Internal Revenue Code of 1986, as amended (the "Code"), was amended with respect to the tax deductibility of executive compensation. Under the Code, publicly held companies such as the Company may not deduct compensation paid to certain Executive Officers to the extent that an executive's compensation exceeds $1,000,000 in any one year, unless such compensation is "performance based." Although the Committee has attempted to design the Company's executive compensation programs so that compensation received pursuant to the compensation programs will be deductible under Section 162(m) of the Code, in certain circumstances it may not be possible or practicable or in the Company's best interests to so qualify compensation programs. In any event, the Committee anticipates that, in most instances, treatment under Section 162(m) of the Code will not be an issue because generally no Executive Officer's non-performance based compensation will exceed $1,000,000 in any one year.

                                          COMPENSATION COMMITTEE
                                          Charles J. Egan, Jr.
                                          W. Thomas Grant, II
                                          John P. Mascotte

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Executive Committee recommended to the Compensation Committee for its review and approval the annual base salaries of Executive Officers other than the Named Executive Officers. The members of the Executive Committee were Messrs. Stanley H. Durwood, Peter C. Brown and Philip M. Singleton.

    Mr. Charles J. Egan, Jr. is a member of the Compensation Committee.
Mr. Egan is a Trustee of the Voting Trust, which has the power to vote all shares of the Company's Class B Stock, and is also a Trustee of the Revocable Trust established under that certain Revocable Trust Agreement of Mr. Stanley H. Durwood dated August 14, 1989, as amended and restated as of May 12, 1999 (the "Revocable Trust"), which is the beneficial owner of all shares of the Company's Class B Stock.

STOCK PERFORMANCE GRAPH

    THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

    The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with (i) the cumulative total return on the Standard and Poor's Corporation Composite 500 Index and (ii) a peer group of companies primarily engaged in the motion picture exhibition industry, for the period of five fiscal years commencing March 31, 1994 and ending April 1, 1999. The comparison assumes $100 was invested on March 31, 1994 in the Company's Common Stock and in each of the foregoing indices, and further assumes the reinvestment of dividends. The peer group companies include Carmike Cinemas, Inc., Cineplex Odeon Corporation, Loews Cineplex Entertainment Corporation, GC Companies, Inc. and Regal Cinemas, Inc.

    Set forth below are three lines as follows: (i) the Company's Common Stock performance for the past five fiscal years; (ii) the Standard and Poor's Corporation Composite 500 Index performance for the past five fiscal years; and
(iii) the "peer group" performance for the past five fiscal years. The peer group includes Carmike Cinemas, Inc. and GC Companies, Inc.'s performance for five years. The peer group also includes the performance of Cineplex Odeon Corporation for the period March 31, 1994 until May 14, 1998, at which time it combined with LTM Holdings, Inc. On the date of the combination, outstanding shares of Cineplex Odeon Corporation were exchanged for shares of Loews Cineplex Entertainment Corporation. Loews Cineplex Entertainment Corporation began trading publicly on May 15, 1998 and is included in the peer group performance for the period May 15, 1998 through April 1, 1999. Also, Regal Cinemas, Inc.'s performance is included in the peer group for the period March 31, 1994 through May 27, 1998. Regal Cinemas, Inc. completed a merger on May 27, 1998 with an affiliate of Kohlberg Kravis Roberts & Co. L.P. and an affiliate of Hicks, Muse, Tate & Furst Incorporated, with Regal Cinemas, Inc. as the surviving corporation. This merger resulted in a recapitalization in which existing shareholders of Regal Cinemas, Inc. received cash for their shares of common stock. Thus, Regal Cinemas, Inc.'s common stock was not publicly traded after May 27, 1998.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      AMC   S&P 500  PEER GROUP
1994  $100     $100        $100
1995  $112     $116        $100
1996  $227     $154        $144
1997  $187     $182        $160
1998  $222     $277        $184
1999  $140     $325        $118

SECURITY OWNERSHIP OF BENEFICIAL OWNERS

    The following table sets forth certain information as of October 15, 1999 with respect to principal owners of each class of the Company's voting securities:

                                                     NUMBER OF SHARES    PERCENT OF
TITLE OF CLASS          BENEFICIAL OWNER            BENEFICIALLY OWNED     CLASS
--------------          ----------------            ------------------   ----------
Common Stock            Brian H. Durwood(1)              1,123,480(1)(2)     5.8%(1)(2)
                        24 Meadow Ridge Drive
                        Corte Madera, CA 94925
                        Peter J. Durwood(1)              1,123,480(1)        5.8%(1)
                        666 West End
                        New York, NY 10025
                        Thomas A. Durwood(1)             1,123,480(1)(3)     5.8%(1)(3)
                        P.O. Box 7208
                        Rancho Santa Fe, CA 92067
                        Elissa D. Grodin(1)              1,123,480(1)        5.8%(1)
                        187 Chestnut Hill Road
                        Wilton, CT 06897
                        EnTrust Capital Inc.(4)            982,559(4)        5.1%(4)
                        650 Madison Ave.
                        New York, NY 10022
Class B Stock           Raymond F. Beagle, Jr.(1)        4,041,993(1)        100%
                        2345 Grand Blvd.
                        Kansas City, MO 64108
                        Charles J. Egan, Jr.(1)          4,041,993(1)        100%
                        106 West 14th Street
                        Kansas City, MO 64105

-------------------

    (1)Mrs. Carol D. Journagan, Mr. Edward D. Durwood, Mr. Thomas A. Durwood, Mrs. Elissa D. Grodin, Mr. Brian H. Durwood and Mr. Peter J. Durwood are the children (the "Durwood Children") of Mr. Stanley H. Durwood, the Company's founder who died on July 14, 1999. Mr. Stanley H. Durwood and the Durwood Children (collectively, the "Durwood Family Stockholders") formerly held their stock in the Company through a holding company, Durwood, Inc. ("DI"), and acquired their shares on August 15, 1997 pursuant to the Merger of the Company and DI. Collectively, the Durwood Children beneficially own 6,087,532 shares of Common Stock representing 31.3% of the outstanding shares of such class.

    The Company's Class B Stock formerly beneficially owned by Mr. Stanley H. Durwood is now held under the Revocable Trust and the Voting Trust. The Voting Trust is the record owner and the Revocable Trust is the holder of certificates of beneficial interest respecting the shares reported as beneficially owned above. The Trustees of the Voting Trust and of the Revocable Trust are Mr. Raymond F. Beagle, Jr., the Company's general counsel, and Mr. Charles J. Egan, Jr., a Director of the Company. The Voting Trust, the Revocable Trust and Messrs. Beagle and Egan, as Trustees, may be deemed to beneficially own all of the outstanding shares of the Company's Class B Stock.

Messrs. Beagle and Egan each disclaim such beneficial ownership of any of such shares attributable to him solely by reason of his position as Trustee. Under the terms of the Voting Trust, the Trustees (or their successors and any additional trustees whom they might appoint) have all voting powers with respect to shares held therein, and exercise such rights by majority vote. Unless otherwise terminated or extended in accordance with its terms, the Voting Trust will terminate in 2030.

    The 4,041,993 shares of the Company's Class B Stock constitute 100% of the outstanding shares of such class. The Trustees of the Revocable Trust and the Voting Trust share voting power and investment power over all of these shares. The Company's Class B Stock and Common Stock held by the Revocable Trust and the Voting Trust represent 67.5% of the voting power of the Company's stock other than in the election of directors. Were all the shares of the Company's Class B Stock converted into Common Stock, there would be approximately 23,469,091 shares of Common Stock outstanding, of which the Revocable Trust and the Voting Trust would hold 4,042,143 shares (assuming such conversion and disregarding the exercise of outstanding options) or 17.2 % of the outstanding number of shares of Common Stock. This voting control may be diluted if the Revocable Trust and the Voting Trust are obligated to dispose of shares to honor tax and other indemnity obligations made by Mr. Stanley H. Durwood and the Company in connection with the Merger and other related transactions, or if additional shares of Common Stock are issued under the Company's employee benefit plans.

    For a period ending on August 15, 2000, the Durwood Children have agreed to give an irrevocable proxy to the Secretary and each Assistant Secretary of the Company to vote their shares of Common Stock in the election of directors for each candidate in the same proportionate manner as the aggregate votes cast in such elections by other holders of Common Stock not affiliated with the Company.

    (2)Mr. Brian H. Durwood directly owns 1,120,183 shares of the Common Stock and indirectly owns 3,297 shares of Common Stock for the benefit of his three minor children under the Uniform Transfer to Minors Act.

    (3)Mr. Thomas A. Durwood directly owns 969,466 shares of the Common Stock and indirectly owns 154,014 shares of Common Stock through The Thomas A. and Barbara F. Durwood Family Investment Partnership, a California limited partnership. Each of Mr. Thomas A. Durwood and his wife serve as trustees of The Thomas A. Durwood and Barbara F. Durwood Family Trust, which is the general partner of this partnership.

    (4)As reported in its Schedule 13G dated February 9, 1999. Of these shares, EnTrust Capital, Inc. reports that it has shared voting power with respect to 702,239 shares and shares dispositive power with respect to 982,559 shares.

BENEFICIAL OWNERSHIP BY DIRECTORS AND OFFICERS

    The following table sets forth certain information as of October 15, 1999 with respect to beneficial ownership by Directors and Executive Officers of the Company's Common Stock and Class B Stock. The amounts set forth below include the vested portion of 670,475 shares of Common Stock subject to options under the Company's 1983 and 1984 Stock Option Plans and the

1994 Option Plan held by Executive Officers. Unless otherwise indicated, the persons named are believed to have sole voting and investment power over the shares shown as beneficially owned by them.

                                                   AMOUNT AND NATURE OF   PERCENT OF
TITLE OF CLASS          NAME OF BENEFICIAL OWNER   BENEFICIAL OWNERSHIP     CLASS
--------------          ------------------------   --------------------   ----------
Common Stock            Peter C. Brown                     659,000(1)         3.3%
                        Philip M. Singleton                498,600(1)         2.5%
                        Richard T. Walsh                    37,300(1)        *
                        Richard M. Fay                      26,308(1)        *
                        W. Thomas Grant, II                  1,500           *
                        John P. Mascotte                     2,000           *
                        Paul E. Vardeman                       300           *
                        All Directors and
                        Executive Officers as a
                        group (12 persons,
                        including the
                        individuals named above)         1,317,108(1)         6.6%
Class B Stock           Charles J. Egan, Jr.(2)          4,041,993(2)         100%

-------------------

    *Less than one percent.

    (1)Includes shares subject to presently exercisable options to purchase Common Stock under the Company's 1983 and 1984 Stock Option Plans and the 1994 Option Plan, as follows: Mr. Peter C. Brown - 284,000 shares; Mr. Philip M. Singleton - 233,600 shares; Mr. Richard T. Walsh - 37,250 shares; Mr. Richard M. Fay - 23,625 shares; and all Executive Officers as a group - 670,475 shares.

    (2)See Note (1) under "Security Ownership of Certain Beneficial Owners."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange. Executive Officers, Directors and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during fiscal 1999 its Executive Officers, Directors and greater-than-10% beneficial owners complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Since their formation and until August 15, 1997, the Company and AMC were members of an affiliated group of companies (the "DI affiliated group") beneficially owned by Mr. Stanley H.

Durwood and members of his family. Prior to the August 15, 1997 Merger of the Company and DI referred to below, Mr. Stanley H. Durwood was President, Treasurer and the sole Director of DI and Chairman of the Board, Chief Executive Officer and a Director of the Company and AMC. There have been transactions involving the Company or its subsidiaries and the DI affiliated group in prior years. The Company sought to ensure that all transactions with DI or other related parties were fair, reasonable and in the best interests of the Company. In that regard, the Audit Committee of the Board of Directors of the Company reviewed all material proposed transactions between the Company and DI or other related parties to determine that, in their best business judgment, such transactions met that standard. The Company believes that all transactions described below with DI or other related parties were on terms at least as favorable to the Company as could have been obtained from an unaffiliated third party. The Audit Committee consists of Messrs. Egan, Grant and Mascotte, none of whom are or were officers or employees of the Company nor stockholders, directors, officers or employees of DI. Set forth below is a description of significant transactions which have occurred since April 3, 1998 or involve receivables that remain outstanding as of October 15, 1999.

THE MERGER

    GENERAL. Effective August 15, 1997, the Company completed the Merger with its majority stockholder, DI. In connection with the Merger, 2,641,951 shares of the Company's Common Stock and 11,157,000 shares of the Company's Class B Stock owned by DI were canceled and the Company issued 8,783,289 shares of its Common Stock and 5,015,657 shares of its Class B Stock to the DI stockholders. The Merger was accounted for as a corporate reorganization and the recorded balances for consolidated assets, liabilities, total stockholders' equity and results of operations were not affected.

    Mr. Stanley H. Durwood agreed to indemnify the Company for all losses resulting from any breach by DI of the Merger Agreement or resulting from any liability of DI and for all taxes attributable to DI prior to the effective time of the Merger and all losses in connection therewith.

    As promptly as practicable after March 31, 2000, the Company will pay
Mr. Stanley H. Durwood's estate an amount equal to any credit amounts which have not been used to offset various of his obligations to the Company under the Stock Agreement, the Indemnification Agreement and the Registration Agreement, as such terms are defined below. If such benefits are realized after such date, the related credit amounts will be paid to Mr. Stanley H. Durwood's estate when they are realized. See "The Indemnification Agreement"; "The Stock Agreement" and "The Registration Agreement; Secondary Offering".

    For a period for three years after the Merger, the Durwood Children have agreed to give an irrevocable proxy to the Secretary and each Assistant Secretary of the Company to vote their shares of Common Stock in the election of directors for each candidate in the same proportionate manner as the aggregate votes cast in such elections by other holders of Common Stock not affiliated with the Company, its directors and officers. See "The Stock Agreement".

    THE REGISTRATION AGREEMENT; SECONDARY OFFERING. As a condition to the Merger, the Company and the Durwood Family Stockholders entered into a registration agreement (the "Registration Agreement") pursuant to which the Durwood Family Stockholders agreed to sell at least 3,000,000 shares of Common Stock in a registered secondary offering, not more than twelve months and not less than six months after the Merger. A registered secondary offering of 3,300,000 shares was completed on August 11, 1998. The Company's expenses in the offering were approximately $698,356, which expenses have been reimbursed to the Company by Delta Properties, Inc. ("Delta"), a former subsidiary of DI.

    THE INDEMNIFICATION AGREEMENT. In connection with the Merger, the Durwood Family Stockholders and Delta entered into an agreement (the "Indemnification Agreement") agreeing to indemnify the Company from certain losses and expenses. Pursuant to this agreement, (i) Mr. Stanley H. Durwood agreed to indemnify the Company from losses resulting from any breach by DI of its representations, warranties and covenants in the Merger Agreement or based upon any liability of DI and for any taxes (or losses incurred by the Company in connection therewith) attributable to DI or its subsidiaries for taxable periods prior to the effective time of the Merger, (ii) each of the Durwood Family Stockholders agreed to (severally and not jointly) indemnify the Company for any losses which it might incur as a result of the breach by such party of certain tax related representations, warranties and covenants made by such party in the Stock Agreement and (iii) subject to certain conditions, Mr. Stanley H. Durwood and Delta agreed to indemnify the Company from and against all of DI's Merger expenses that were not paid prior to the effective time of the Merger and 50% of the Company's Merger expenses.

    Mr. Stanley H. Durwood's obligations to the Company under the Stock Agreement, Registration Agreement and Indemnification Agreement are subject to offset by certain credit amounts resulting from net tax benefits realized by the Company from the utilization by the Company of DI's alternative minimum tax credit carryforwards and Missouri operating loss carryforwards. Any credit amount that arises after March 31, 2000 also will be paid promptly to Mr. Stanley H. Durwood's estate. The maximum amount of credit amounts that could be paid Mr. Durwood's estate or could be used to offset his responsibilities to the Company is approximately $1,100,000, reduced by any amounts utilized on separate DI income tax returns for 1996 and the portion of 1997 prior to the effective time of the Merger.

    In connection with the Merger, the Company has agreed to indemnify the Durwood Children from losses resulting from any breach by the Company of any representation, warranty, covenant or agreement made by it in the Merger Agreement.

    The foregoing indemnification obligations generally will lapse on March 31, 2000.

    THE STOCK AGREEMENT. As a condition precedent to the Merger, the Durwood Family Stockholders entered into an agreement (the "Stock Agreement") which, for three years ending August 15, 2000, limits the ability of the Durwood Children to deposit shares in a voting trust, solicit proxies, participate in election contests or make a proposal concerning an extraordinary transaction involving the Company. Under the Stock Agreement, the Durwood Children have also agreed, among other matters, for a period of three years, (i) to grant an irrevocable proxy to the Secretary and each Assistant Secretary of the Company to vote their shares of Common Stock for each candidate to the Company's Board of Directors in the same proportion as the aggregate votes cast by all other stockholders not affiliated with the Company, its directors or officers and (ii) that the Company will have a right of first refusal with respect to any such shares the Durwood Children wish to sell in a transaction exempt from registration, except for such shares sold in brokers' transactions.

OTHER MATTERS

    As a Successor Trustee of the Voting Trust with shared voting powers over shares held in the Voting Trust, Mr. Raymond F. Beagle, Jr. may be deemed to beneficially own in excess of 5% of the Company's voting securities. Mr. Beagle serves as general counsel to the Company under a retainer agreement which provides for annual payments of $360,000. The agreement provides for severance payments equal to three times the annual retainer upon termination of the agreement by the Company or a change in control approved by Common Stockholders. The agreement also provides for deferred payments from a previously established rabbi trust in a formula amount ($28,285 monthly as of September 30, 1999) for a period of twelve years after termination of services or a change in control. During the current fiscal year, the Company approved a $250,000 discretionary deferred bonus which has been paid to the rabbi trust.

    Pursuant to a program recommended by the Compensation Committee and approved by the Company's Board of Directors, the Company loaned Mr. Peter C. Brown $5,625,000 to purchase 375,000 shares of the Company's Common Stock. Mr. Brown purchased such shares on August 11, 1998. Under such program the Company also loaned Mr. Philip M. Singleton $3,765,000 to purchase 250,000 shares of the Company's Common Stock. Mr. Singleton purchased such shares from September 11 to September 15, 1998 and unused proceeds of $811,000 were repaid to the Company, leaving a remaining unpaid principal balance of $2,954,000 as of the end of fiscal 1999. Such loans are unsecured and bear interest at a rate at least equal to the applicable federal rate prescribed by Section 1274 (d) of the Code in effect on the date of such loan (5.57% per annum for the loans to Messrs. Brown and Singleton). Interest on these loans accrues and is added to principal annually on the anniversary date of such loan, and the full principal amount and all accrued interest is due and payable on the fifth anniversary of such loan. On October 15, 1999, the principal amount of the loan to Mr. Brown was $5,938,312 and the principal amount of the loan to Mr. Singleton was $3,118,284. Accrued interest on the loans as of October 15, 1999 was $58,032 for Mr. Brown and $14,294 for Mr. Singleton, repectively.

    Periodically, the Company and DI or Delta reconciled any amounts owed by one company to the other. Charges to the intercompany account have included payments made by the Company on behalf of DI or Delta. The largest balance owed by DI or Delta to the Company during fiscal 1999 was $698,356 owed by Delta. As of October 15, 1999, Delta had reduced the intercompany account balance to zero.

    Ms. Marjorie D. Grant, a Vice President of AMC and the sister of
Mr. Stanley H. Durwood, had an employment agreement with the Company providing for an annual base salary of no less than $110,000, an automobile and, at the sole discretion of the Chief Executive Officer of the Company, a year-end bonus. Ms. Grant's current annual base salary is $110,000. Ms. Grant's employment agreement, executed July 1, 1996, terminated on June 30, 1999.

    From July 1992 through September 1999, Mr. Jeffery W. Journagan, a son-in-law of Mr. Stanley H. Durwood, had been employed by a subsidiary of the Company. Mr. Journagan's salary at the time of his resignation was approximately $100,000 and he received a bonus for fiscal 1999 in the amount of $26,855.

    During fiscal 1998, the Company sold the real estate assets associated with 13 megaplexes to Entertainment Properties Trust ("EPT"), a real estate investment trust, for an aggregate purchase price of $283,800,000. The Company leased the real estate assets associated with the theatres from EPT pursuant to non-cancelable operating leases with terms ranging from 13 to 15 years at an initial lease rate of 10.5% with options to extend for up to an additional 20 years. The Company leases three additional theatres from EPT under the same terms as those included in the Sale and Lease Back Transaction. Annual rentals for these three theatres are based on an estimated fair value of $77,500,000 for the theatres. In addition, for a period of five years subsequent to November 1997, EPT will have a right of first refusal and first offer to purchase and lease back to the Company the real estate assets associated with any theatre and related entertainment property owned or ground-leased by the Company, exercisable upon the Company's intended disposition of such property. Mr. Peter C. Brown, Chairman of the Board, Chief Executive Officer and President of the Company is also the Chairman of the Board of Trustees of EPT.

    For a description of certain employment agreements between the Company and Messrs. Stanley H. Durwood, Peter C. Brown, Philip M. Singleton, Richard T. Walsh and Richard M. Fay, see "Employment Contracts, Termination of Employment and Change in Control Arrangements."

    Lathrop & Gage L.C., a law firm of which Mr. Raymond F. Beagle, Jr. is a member, renders legal services to the Company and its subsidiaries. During fiscal 1999, the Company paid Lathrop & Gage L.C. $2,813,000 for such services.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors recommends that the stockholders ratify the appointment of PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending March 30, 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders, and if present, will have the opportunity to make a statement if they wish, and are expected to be available to respond to appropriate questions from stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 30, 2000.

3. AMC ENTERTAINMENT INC. 1999 STOCK OPTION AND INCENTIVE PLAN PROPOSAL

GENERAL

    The Board of Directors recommends to the stockholders for their approval and adoption the AMC Entertainment Inc. 1999 Stock Option and Incentive Plan (the "1999 Option Plan"). The 1999 Option Plan will become effective when approved by the stockholders. A copy of the 1999 Option Plan is attached to this Proxy Statement as Exhibit A.

    The holders of a majority (based on voting power) of the Company's outstanding shares of stock voted in person or by proxy at the Annual Meeting of Stockholders must approve the 1999 Option Plan. For this purpose, abstentions and broker non-votes will not be counted in determining whether the 1999 Option Plan is approved.

PURPOSE

    The 1999 Option Plan is intended to incorporate stock-based and results-oriented awards into the ongoing compensation packages of executives, managers and other key employees and to thereby increase the alignment of the interests of such persons and stockholders. The 1999 Option Plan is intended to foster in participants a strong incentive to exert maximum effort for the continued success and growth of the Company and its subsidiaries and the enhancement of stockholders' interests, to aid in retaining individuals who exert such efforts and to assist in attracting the best available individuals in the future.

ELIGIBILITY

    Employees of the Company and its subsidiaries who are corporate executives or senior managers, including Executive Officers of the Company and its subsidiaries, other managers, including theatre managers, and other key employees are eligible for awards under the 1999 Option Plan. All officers of the Company are considered employees for this purpose whether or not they are also directors. Directors who are not also employees, however, are not eligible for awards under the 1999 Option Plan. Awards may be made without regard to prior awards made under the 1999 Option Plan or any other plan or participation in any other benefit plan of the Company or its subsidiaries. Presently there are approximately 65 officers (including one director) and approximately 625 other employees of the Company and its subsidiaries eligible to participate in the 1999 Option Plan.

ADMINISTRATION

    The 1999 Option Plan is to be administered by the Compensation Committee of the Company's Board of Directors (the "Committee"), which must consist of not fewer than two members of the Board, none of whom are employees of the Company or any of its subsidiaries. No member of the committee is eligible to receive an award under the 1999 Option Plan. The members of the Committee are appointed by the Board and serve at the Board's discretion.

    The Committee has the sole, final and conclusive power to administer, construe and interpret the 1999 Option Plan and to make rules to implement the provisions thereof. The Committee is authorized among other matters to determine to whom awards are to be granted, to determine the amount of an award or the number of shares covered by each award, to fix the duration of awards, to set the time or times at which each award may be exercised, to determine performance goals, if any, applicable to an award, to accelerate vesting, exercise or payment of an award and to adopt such other rules and regulations as it may deem appropriate for the administration of the 1999 Option Plan.

SHARES SUBJECT TO AWARD UNDER THE 1999 OPTION PLAN

    A maximum of 2,100,000 shares of the Company's 66 2/3 CENTS par value Common Stock may be issued under the 1999 Option Plan. All shares available under the 1999 Option Plan are subject to adjustments to be made by the Committee for such events as a merger, recapitalization, stock dividend, stock split or other similar change which could affect the number of or kind of outstanding shares of Common Stock. In such events, the Committee also may make adjustments to performance goals and in the number and kind of shares subject to outstanding options and Stock Awards (as defined below under "Types of Awards Under the 1999 Option Plan") and in the option price.

    Unpurchased shares subject to an option that lapses or terminates without exercise, shares subject to Stock Awards that are never issued because the conditions of them are not fulfilled and shares related to awards which are settled in cash in lieu of shares, are available for future awards. Shares withheld by the Company pursuant to a withholding tax election, as described below under "Withholding Taxes," and shares used to pay for the purchase price of options, shall be deemed issued under the 1999 Option Plan.

TYPES OF AWARDS UNDER THE 1999 OPTION PLAN

    The 1999 Option Plan permits three basic types of awards: (i) grants of stock options which are either incentive stock options ("ISOs"), as defined by
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-ISOs ("Non-Qualified Stock Options"), (ii) grants of stock awards ("Stock Awards"), which may be either performance stock awards ("Performance Stock Awards") or restricted stock awards ("Restricted Stock Awards") and
(iii) performance unit awards ("Performance Units"), which will be payable only in cash and will be valued by reference to designated criteria, other than shares of Common Stock, which may be established by the Committee.

    Under the 1999 Option Plan, no grantee may receive options to acquire more than 750,000 shares of Common Stock, Stock Awards entitling the grantee to receive more than 90,000 shares of Common Stock or cash awards under Performance Units aggregating more than $2.5 million. During any 12 month period, no grantee may receive options to acquire more than 250,000 shares of Common Stock or cash awards under Performance Units aggregating more than $800,000. No grantee may receive a Stock Award or Awards entitling the grantee to receive free of conditions more than 30,000 shares of Common Stock with respect to any 12 month period, but determined on an annualized basis so that more than 30,000 shares may be received at one time free of conditions with respect to performance periods exceeding 12 months' duration.

    Stock Awards and Performance Unit awards made to persons subject to
Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") generally will be based on the attainment during a performance period of 12 months' duration or more of one or more performance goals as established by the Committee not later than 90 days after the start of each performance period with respect to which such an award is made. The Committee must certify that the performance goals have been achieved before payment of any such award. Performance goals established by the Committee shall be based upon, as the Committee deems appropriate, one or more of the following business criteria:
(i) Company, subsidiary or strategic business unit Adjusted EBITDA (operating income plus depreciation and amortization plus preopening expense plus theatre closure expense); (ii) Company, subsidiary or strategic business unit Unlevered Net Income (Adjusted EBITDA less depreciation multiplied by one minus the applicable tax rate) or net income; (iii) diluted earnings per share;
(iv) public market price of the Company's Common Stock; (v) private market value of shares of the Company's Common Stock on a diluted basis, based on a constant multiple of Adjusted EBITDA plus cash, cash equivalents and investments and investments in other long-term assets, less corporate borrowings, capitalized and financing lease obligations and the carrying value of minority interests in other long-term liabilities; (vi) return to stockholders, measured by increases in the market value of an investment in shares of the Company's Common Stock, assuming reinvestment of dividends received; and (vii) Company, subsidiary or strategic business unit Return on Invested Capital (Unlevered Net Income divided by Invested Capital as defined below), return on net assets or return on equity. Invested Capital is defined as the sum of stockholders' equity, corporate borrowings and capital and financing lease obligations, less cash and equivalents. The Committee may, in its discretion, determine whether an award will be paid under any one or more of the business criteria. In setting performance goals, such criteria may be measured against one or more of the following: (i) the prior year or years' performance of the Company, a subsidiary or strategic business unit or other operations based unit or span of a participant's responsibility; (ii) the performance of a broad based group of stocks such as, but not limited to, the Standard & Poor's 500 Index or the Russell 2000; and (iii) the performance of a peer group of two or more companies. Such performance goals may be, but need not be, different for each performance period.

    The Committee may set different (or the same) goals for different grantees and for different awards, and performance goals may include standards for minimum attainment, target attainment and maximum attainment. In all cases, however, performance goals shall include a minimum performance standard below which no part of the relevant award will be earned. The Committee may reduce the amount of, or eliminate, a performance goal based award that would otherwise be payable but may not increase the compensation payable under an award otherwise due upon attainment of a performance goal.

    STOCK OPTIONS. A stock option, which can be either an ISO or a Non-Qualified Stock Option, is the right to purchase shares of the Company's Common Stock at a set price for a period of time in the future. Under the 1999 Option Plan, the purchase price of shares subject to any option must be at least 100% of their fair market value on the date of grant. "Fair market value" is defined in the 1999 Option Plan generally as the closing sales price of the Company's Common Stock on the date the option is granted. As defined under the 1999 Option Plan, the fair market value of a share of Common Stock on November 3, 1999 was $12 3/8.

    The maximum period for exercise (i.e., term) of an ISO, with the exception of any ISOs granted to a person owning more than 10% of the voting power of the Company, is ten years from the date the option was granted. With regard to ISOs granted to persons owning more than 10% of the voting power of the Company, the minimum purchase price of shares is 110% of their fair market value on the date of grant and the maximum term is five years. The term of Non-Qualified Stock Options is left to the Committee's discretion.

    The Committee can fix a shorter term for an ISO and can impose such other terms and conditions on the grant of options as it chooses, consistent with the 1999 Option Plan and with applicable laws and regulations which, with respect to ISOs, limit the size of individual grants. Pursuant to federal tax law and regulations in effect as of the date hereof, the aggregate fair market value of the stock for which an employee's ISOs granted after 1986 becomes exercisable for the first time during any calendar year is limited to $100,000. Options or portions of options that exceed this limit are treated as Non-Qualified Stock Options.

    Unless otherwise determined by the Committee or permitted by the 1999 Option Plan, no option may be exercised until the expiration of six months following the date of its grant.

    STOCK AWARDS. A Stock Award is the grant of a right to receive shares of Common Stock of the Company at a future date without the payment of cash, but conditioned upon the observance or fulfillment of stated conditions. A Stock Award may be either a "Performance Stock Award", under which the receipt of shares will be conditioned upon the attainment of performance goals during a performance period, or a "Restricted Stock Award", under which the receipt of shares is conditioned on the continued employment of the grantee or such other conditions as the Committee may impose, or both. Under the 1999 Option Plan, subject to provisions permitting acceleration, the receipt of shares by Executive Officers under Stock Awards will be conditioned upon the attainment of one or more performance goals over a performance period of 12 months' duration or longer. Unless otherwise determined by the Committee and subject to the terms of the 1999 Option Plan, no shares may be issued under Restricted Stock Awards unless the grantee remains employed by the Company or a subsidiary for a period of one year after the date of grant.

    PERFORMANCE UNITS. A Performance Unit is an award payable only in cash and valued by reference to designated criteria, other than Common Stock, which will be established by the Committee. Subject to provisions of the 1999 Option Plan permitting acceleration, Performance Units granted to Executive Officers will be conditioned on the attainment of one or more performance goals during a performance period of 12 months' duration or longer.

VESTING PROVISIONS; TERMINATION; ACCELERATION; FORFEITURE

    The Committee may permit the accelerated exercise of stock options and the lapse or waiver of restrictions and performance goals on Stock Awards and Performance Units in the event certain transactions occur, such as a merger or liquidation of the Company, the sale of substantially all the assets of the Company or a subsidiary, the sale of a majority interest in a subsidiary, the change in control of the Company or termination following such a change in control. The Committee may also determine that if certain such transactions occur all unexercised options or awards whose conditions have not been met may terminate. In addition, the Committee may permit all outstanding options held by a grantee to vest upon termination of employment. However, all benefits under the 1999 Option Plan which a grantee is not theretofore entitled to receive automatically terminate upon termination of the grantee's employment for cause.

EXERCISE OF RIGHTS UNDER AWARDS GRANTED

    A person entitled to exercise an option under the 1999 Option Plan may do so by notifying the Secretary of the Company in writing of the number of shares with respect to which an option is being exercised. Such notice must be accompanied by payment in full of the purchase price in the form of cash, certified bank cashier's check or money order or shares of Company Common Stock that have been held for at least six months or a combination thereof having equivalent value. With the Committee's approval, a grantee may pay the exercise price by delivering a promissory note to the Company provided that, except when treasury shares are used to satisfy an option exercise, at least the par value of the shares issued is paid in cash or equivalents or shares of Common Stock as provided above.

    The Committee may require grantees to execute an investment letter imposing resale restrictions and other conditions if necessary to comply with applicable federal or state securities laws.

WITHHOLDING TAXES

    In lieu of requiring a grantee to pay amounts sufficient to satisfy the Company's withholding obligation attributable to an award, the Committee may permit grantees to have shares otherwise issuable under an award withheld. Any such election must be in writing to the Secretary of the Company. The Committee must approve any election and may suspend or terminate the right to make such an election.

NON-TRANSFERABILITY

    Except for assignments made with prior Committee approval, no rights under any award are transferable except by will or by laws of descent and distribution or by a qualified domestic relations order and the benefits of any award may only be exercised and received personally by the grantee during his or her lifetime or by a guardian or legal representative or other permitted successor.

DURATION OF AND CHANGE TO THE 1999 OPTION PLAN

    The 1999 Option Plan will remain in effect until all awards have been exercised or satisfied in accordance with their terms but no award may be made under the 1999 Option Plan after the earlier of the date of the annual meeting of stockholders in 2002 or December 31, 2002. The 1999 Option Plan may be terminated, suspended or modified at any time by the Company's Board of Directors; however, without stockholder approval the Board will not adopt an amendment that requires such approval under Section 162(m) of the Code.

    The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid award, whether earned or unearned, including awards earned but not yet paid, and/or substitute another award of the same or different type, to the extent it deems appropriate; provided, that any amendment to (but not termination of) an outstanding award which, in the Committee's opinion, is materially adverse to the grantee, shall require the grantee's consent.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1999 OPTION PLAN

    Under the Code and Treasury regulations, the principal federal income tax consequences of awards under the 1999 Option Plan in the normal operation thereof are as summarized below.

    INCENTIVE STOCK OPTIONS ("ISOS"). ISOs under the 1999 Option Plan are intended to meet the requirements of Section 422 of the Code. No tax consequences result from the grant of the option. If an option holder acquires stock upon the exercise of an ISO, no income will be recognized by the option holder for regular income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and the Company will be allowed no deduction as a result of such exercise if the following conditions are met: (a) at all times during the period beginning with the date of the granting of the ISO and ending on the day three months before the date of such exercise, the option holder is an employee of the Company or of a subsidiary; and (b) the option holder makes no disposition of the acquired stock within two years from the date the ISO is granted nor within one year after the stock is transferred to the option holder. In the event of a sale of such stock by the option holder after compliance with these conditions, any gain realized over the price paid for stock ordinarily will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of the sale.

    If the option holder fails to comply with the employment or holding period requirements discussed above, the option will not be treated as an ISO and the holder will recognize ordinary income in an amount equal to the lesser of
(i) the excess of the fair market value of the stock on the date the option was exercised over the exercise price or (ii) the excess of the amount realized upon such disposition over the exercise price. If the option holder is treated as having received ordinary income because of his failure to comply with either condition above, an equivalent deduction will be allowed to the Company in the same year.

    NON-QUALIFIED STOCK OPTIONS. No tax consequences result from the grant of a Non-Qualified Stock Option under the 1999 Option Plan. An option holder who exercises a Non-Qualified Stock Option with cash will generally realize compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount. The option holder's tax basis in such shares will be the fair market value on the date of exercise, and when the holder disposes of the shares, he will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

    STOCK AWARDS. Stock Awards granted under the 1999 Option Plan and paid in Common Stock will constitute ordinary income to the recipient, and a deductible expense to the Company, in the year paid, if the stock is not subject to forfeiture restrictions, or in the year in which any such restrictions lapse, unless the participant elects to recognize income in the year the award is made by making a timely election under Section 83(b) of the Code. Unless a
Section 83 election is made, the amount of the grantee's taxable income and the Company's corresponding deduction in connection with a Stock Award that is restricted will be equal to the fair market value of the stock on the date the restrictions lapse.

    PERFORMANCE UNITS. The award of a Performance Unit under the 1999 Option Plan will not result in tax consequences to the Company or the grantee. Upon payment of amounts under the award, the grantee will realize compensation taxable as income in an amount equal to the cash received and the Company will be entitled to a deduction in the same amount.

    PAYMENTS CONTINGENT ON CHANGE IN CONTROL. Grantees might under certain circumstances be deemed to have received "parachute payments" within the meaning of Section 280G of the Code to the extent that stock options become immediately exercisable (or restrictions on Stock Awards or Performance Units lapse) as a result of a change in the ownership or control of the Company, or in connection with options or awards granted within one year preceding such a change. In general, if the present value of all payments to a grantee constituting "parachute payments" equals or exceeds three times the grantee's "base amount" (annualized compensation over a five-year period), the grantee will be subject to a 20% excise tax on the excess of the "parachute payments" over the grantee's "base amount," and the Company will be denied any deduction for such excess. "Parachute payments" and "excess parachute payments" do not include certain payments that are established by clear and convincing evidence to be "reasonable compensation" to the grantee for services rendered on or after the change.

    LIMITATION ON DEDUCTIBILITY TO COMPANY. Under Section 162 of the Code, publicly-held companies such as the Company may not deduct compensation paid to certain Executive Officers to the extent that an executive's compensation exceeds $1,000,000 in any one year. Regulations under Section 162(m) of the Code provide an exception for "performance based" compensation, including stock options granted under a stock option plan that has been previously approved by stockholders, provided that such options are not issued below the fair market value of the stock on the date of the grant. Compensation other than stock options, however, must meet other requirements in order to qualify as tax deductible "performance based" compensation. The Company generally attempts to comply with those provisions of the Code, as construed by regulations thereunder, relating to performance goals so that compensation received by affected Executive Officers under the 1999 Option Plan can qualify as "performance based" assuming all other Code requirements are met at the time an award is made or paid. However, under certain circumstances, it may not be possible or practicable or in the Company's best interests for compensation under the 1999 Option Plan to qualify under Section 162(m) of the Code, and the Company makes no representation that awards will so qualify.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMC ENTERTAINMENT INC. 1999 STOCK OPTION AND INCENTIVE PLAN.

4. AMC ENTERTAINMENT INC. 1999 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS PROPOSAL

GENERAL

    The Board of Directors recommends to the stockholders for their approval and adoption the AMC Entertainment Inc. 1999 Stock Option Plan for Outside Directors (the "Directors' Plan"). The Directors' Plan will become effective when approved by the stockholders. A copy of the Directors' Plan is attached to this Proxy Statement as Exhibit B.

    The holders of a majority (based on voting power) of the Company's outstanding shares of stock voted in person or by proxy at the Annual Meeting of Stockholders must approve the Directors' Plan. For this purpose, abstentions and broker non-votes will not be counted in determining whether the Directors' Plan is approved.

BACKGROUND AND PURPOSE

    The Compensation Committee of the Board of Directors has asked an independent management consulting group (the Consultant") to review the Company's compensation program for non-employee directors ("Outside Directors"). Noting that stock compensation is being utilized by a majority of companies, the Consultant recommended that a portion of the compensation of Outside Directors be equity based. The Compensation Committee has recommended, and the full Board has approved, an annual retainer of $65,000 plus Board meeting and Board committee meeting fees of $1,500 and $1,000, respectively, for each meeting attended. The Compensation Committee has also recommended, subject to stockholder approval, that each Outside Director elected to the Board at the Annual Meeting of Stockholders on December 2, 1999 and each person elected or appointed to the Board thereafter during the term of the Directors' Plan receive a one time grant of a stock option with a value of $14,000 and be permitted to make an election, prior to the date of such election or appointment, as to whether to receive the annual $65,000 retainer in cash or in stock options, or in a combination thereof. The number of stock options that an Outside Director may receive will be calculated by valuing options for shares of the Company's Common Stock at 30% of the fair market value of the shares subject to such options on the date of grant (the "Option Value").

    The purpose of the Directors' Plan is to provide Outside Directors an opportunity to acquire Stock of the Company, thereby promoting the long-term success of the Company by aligning Outside Director interests with those of stockholders and linking Outside Director compensation to Company performance.

    Each of the nominees for director, other than Mr. Brown, will be an Outside Director under the Directors' Plan.

MATERIAL FEATURES OF THE DIRECTORS' PLAN

    The following brief description of the material features of the Directors' Plan is qualified in its entirety by reference to the full text of the attached copy of the Directors' Plan.

    The Directors' Plan provides that on the first business day following the 1999 Annual Meeting of Stockholders, and thereafter on the first business day after being elected or appointed to the Board, each Outside Director who has not previously received such an award will receive a one time grant of a non-qualified stock option to purchase that number of shares of Common Stock determined by dividing $14,000 by the Option Value and rounding the result up to the next integral of 10.

    The Directors' Plan also permits Outside Directors to elect to receive additional non-qualified stock options in lieu of all or some portion of his or her annual retainer, up to $65,000 in amount. The number of shares subject to such options will be determined by dividing the annual retainer amount or portion thereof with respect to which such an election is made by the Option Value and rounding the result up to the next integral of 10. An election to receive stock options in lieu of the annual cash retainer must be made in writing prior to the date on which such Outside Director is elected (or re-elected) or appointed.

    If an Outside Director is elected or appointed to the Board other than on the date of an annual meeting of stockholders, the $65,000 amount described above will be prorated based on the remaining number of quarterly periods remaining until the next regularly scheduled annual meeting of stockholders.

    The exercise price for a share of Common Stock under an option will be 100% of its fair market value on the date of grant, which date will be the first business day after the date of the applicable annual meeting. "Fair market value" is defined in the Directors' Plan generally as the closing sales price of the Company's Common Stock on the date the option is granted. As defined under the Directors' Plan, the fair market value of a share of Common Stock on November 3, 1999 was $12 3/8. Options vest and become exercisable on the first anniversary date of the date of grant and expire on the sooner of (a) ten years from the date of grant, (b) one year following termination of the Director's office due to death or disability, (c) three years following termination by reason of retirement at or after age 70 and (d) 90 days following the date of the termination of the Director's term of office for any other reason.

    All options will fully vest and become exercisable upon the occurrence of a change in control event, as defined, or upon termination of service as a Director by reason of death, disability or retirement upon or after reaching age 70.

    Subject to adjustments in the case of a merger, reorganization or certain similar kinds of transactions specified in the Directors' Plan, the aggregate number of shares of stock that may be purchased under options granted under the Directors' Plan may not exceed 50,000 shares as to any Outside Director nor 200,000 shares in the aggregate. In addition, if any shares are not issued or cease to be issuable or transferable under an option, the shares will no longer be charged against the 200,000 share limitation and may again be made subject to stock options. However, shares used by an optionee to pay the purchase price of option shares or for withholding taxes will be counted against the number of shares which are authorized for issuance under the 200,000 share limitation.

    The Directors' Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). That Committee will have full power and authority to construe and administer the Directors' Plan, provided, the Committee will have no discretion with respect to the Directors to whom stock options are granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised or the term of any stock option, all of which matters are governed by the terms of the Directors' Plan.

DIRECTORS' PLAN BENEFITS AND PARTICIPATION

    If the Directors' Plan is approved at the 1999 Annual Meeting of Stockholders, the Company estimates that each Outside Director elected at that meeting will receive, as of the first business day following the date of such meeting a one time grant of stock options for approximately 3,560 shares of Common Stock. Each such person also may elect to receive additional stock options for up to approximately 16,500 shares for some or all of his $65,000 annual retainer. These approximate share amounts are based on an estimated Option Value of $3.94, which is 30% of the closing price of the Company's Common Stock on October 29, 1999. The actual Option Value and number of stock options that an Outside Director elected at the 1999 Annual Meeting of Stockholders may receive will be based on the closing price for the Company's Common Stock on the first business day following the date of the Annual Meeting. Since the value of such options is dependent upon the future market price of the Common Stock at the time of grant, and the amount realizable is dependent upon such market price at the time of exercise, the actual amount of benefits that might be derived by Outside Directors under the Directors' Plan is not presently determinable.

    No stock options will be awarded if the Directors' Plan is not approved at the Annual Meeting. In such event all of the compensation paid to Outside Directors will be in cash.

AMENDMENTS TO THE DIRECTORS' PLAN

    The Board may amend, alter, modify or discontinue the Directors' Plan at any time, provided that the Board may not amend or alter the provisions of the Directors' Plan without the approval of the stockholders if the amendment would materially increase the number of securities that may be issued under the Directors' Plan.

DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

    Reference is made to "AMC Entertainment Inc. 1999 Stock Option and Incentive Plan--Federal Income Tax Consequences under the 1999 Option Plan--Non-Qualified Stock Options" for a discussion of the federal tax consequences applicable to the grant and exercise of non-qualified stock options under the Directors' Plan. An election by an Outside Director prior to an annual meeting of stockholders to receive all or part of his or her annual retainer for the following year in the form of a stock option results in a deferral of income tax consequences by the Director until the stock option is exercised.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMC ENTERTAINMENT INC. 1999 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS.

5. OTHER MATTERS TO COME BEFORE THE MEETING

    No other matters are intended to be brought before the meeting by the Company nor does the Company know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matters.

    Stockholders who wish to present proposals for action at the Annual Meeting of Stockholders to be held in 2000 should submit their proposals to the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Company no later than July 11, 2000, for consideration for inclusion in the next year's Proxy Statement and proxy. In addition, proxies solicited by management may confer discretionary authority to vote on matters which are not included in the proxy statement but which are raised at the Annual Meeting by stockholders, unless the Company receives written notice at such address of such matters on or before September 24, 2000.

                                    By order of the Board of Directors

                                    [SIGNATURE]

                                    Nancy L. Gallagher
                                    Vice President and Secretary

REQUESTS FOR ANNUAL REPORT

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL 1999 WILL BE SENT TO STOCKHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS SHOULD BE MADE TO THE DIRECTOR OF INVESTOR RELATIONS, AMC ENTERTAINMENT INC., P.O. BOX 219615, KANSAS CITY, MISSOURI 64121-9615.

                                                                       EXHIBIT A
                                                              TO PROXY STATEMENT

    SET FORTH BELOW IS THE TEXT OF THE PROPOSED AMC ENTERTAINMENT INC. 1999 STOCK OPTION AND INCENTIVE PLAN (THE "1999 OPTION PLAN").

                             AMC ENTERTAINMENT INC.
                      1999 STOCK OPTION AND INCENTIVE PLAN

1. PURPOSE

    The AMC Entertainment Inc. 1999 Stock Option and Incentive Plan is intended to incorporate stock-based and results-oriented awards into the ongoing compensation packages of executives and managers and to thereby increase the alignment of the interests of such persons and stockholders. The Plan is intended to foster in participants a strong incentive to exert maximum effort for the continued success and growth of the Company and its Subsidiaries and the enhancement of stockholders' interests, to aid in retaining individuals who exert such efforts and to assist in attracting the best available individuals in the future.

2. DEFINITIONS

    When used herein, the following terms shall have the meaning set forth below:

    2.1 "AMC" means American Multi-Cinema, Inc., a wholly-owned subsidiary of the Company.

    2.2   "AWARD" means an Option, a Stock Award or a Performance Unit.

    2.3   "BOARD" means the Board of Directors of the Company.

    2.4 A "CHANGE IN CONTROL EVENT" shall be deemed to have occurred at the first time that (a) a majority of the Board of Directors of the Company, over a two-year period, is replaced from the directors who constituted the Board of Directors of the Company at the beginning of such period, which replacement shall not have been approved by the Board of Directors of the Company (or replacement directors approved by the Board of Directors of the Company), as constituted at the beginning of such period, or (b) a person or entity or group of persons or entities acting in concert as a partnership or other group (other than a Permitted Holder) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have acquired voting power (within the meaning of Rule 13d-3 under the Exchange Act) with respect to securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of Directors (such determination of combined voting power to recognize (if then applicable) that the Company's Class B Stock has ten votes per share and the Company's Common Stock has one vote per share).

    2.5 "CODE" means the Internal Revenue Code of 1986 as amended from time to time.

    2.6 "COMMITTEE" means the Board's Compensation Committee, or such other committee of Directors as may be designated by the Board, authorized to administer this Plan. The Committee shall consist of not fewer than two
(2) Directors and shall be constituted so as to permit Awards under the Plan to comply with Rule 16b-3 or any successor provision of similar import.

    2.7 "COMMON STOCK" means the Company's Common Stock, par value 66 2/3 CENTS per share.

    2.8 "COMPANY" means AMC Entertainment Inc., a corporation organized and existing under the laws of the State of Delaware, or such Company by whatever name it may at the time have.

    2.9   "DIRECTOR" means a member of the Board.

    2.10 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

    2.11 "FAIR MARKET VALUE" means with respect to the Company's Shares the closing sales price of the Shares, as reported on the American Stock Exchange, or, if not so reported, on the New York Stock Exchange, or, if not so reported, on the NASDAQ/National Market System, or, if not so reported, the closing sales price as reported by any other appropriate reporting system of general circulation, on the date for which the value is to be determined, or if there is no closing sales price on such date, then on the last day for which transactions in Shares were so reported prior to the date on which the value is to be determined.

    2.12  "GRANTEE" means a person to whom an Award is made.

    2.13 "INCENTIVE STOCK OPTION" or "ISO" means an Option awarded under the Plan which meets the terms and conditions established by Code Section 422 and applicable regulations thereunder for such an Option.

    2.14 "NON-QUALIFIED STOCK OPTION" or "NQSO" means an Option awarded under the Plan which by its terms and conditions is not an ISO.

    2.15 "OPTION" means the right to purchase, at a price, for a term, under conditions, and for cash or other considerations (which may include a note from the Grantee) fixed by the Committee in accordance with such restrictions as the Plan and the Committee impose, a number of Shares specified by the Committee (subject to limitations imposed by this Plan). An Option can be either an ISO or NQSO or a combination thereof.

    2.16  "PLAN" means the Company's 1999 Stock Option and Incentive Plan.

    2.17 "PERFORMANCE UNIT" means an Award payable only in cash and valued by reference to designated criteria (other than Shares) established by the Committee.

    2.18 "PERMITTED HOLDER" means (i) the Durwood Voting Trust established under the 1992 Durwood, Inc. Voting Trust agreement dated December 12, 1992, as amended and restated on August 12, 1997 (such trust, together with any other voting trust created pursuant to the terms of such agreement, being referred to herein as the "Voting Trust"), (ii) any trustee of the Voting Trust appointed in accordance with the terms of such trust, and (iii) any Subsidiary, any employee stock purchase plan, stock option plan or other stock incentive plan or program, retirement plan or automatic reinvestment plan or any substantially similar plan of the Company or any Subsidiary or any person holding securities of the Company for or pursuant to the terms of any such employee benefit plan, provided, that if any lender or other person shall foreclose on or otherwise realize upon or exercise any remedy with respect to any security interest in or lien on any securities of the Company held by any person listed in this clause (iii), then such securities shall no longer be deemed to be held by a Permitted Holder.

    2.19 "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

    2.20 "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

    2.21 "SHARES" means shares of the Company's Common Stock or if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.

    2.22 "STOCK AWARD" means the grant of a right to receive, at a time or times fixed by the Committee in accordance with the Plan and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee. A Stock Award may be either a "Performance Stock Award", under which the receipt of Shares, subject to provisions of the Plan permitting acceleration, will be conditioned on the attainment by the Company or a Subsidiary during a performance period of performance goals established by the Committee, or a "Restricted Stock Award", under which the receipt of Shares, subject to provisions of the Plan permitting acceleration, is conditioned on the continued employment of the Grantee or such other conditions as the Committee may impose, or both.

    2.23 "SUBSIDIARY" means any business, including AMC, whether or not incorporated, in which the Company, at the time an Award is granted or in other cases at the time of reference, owns directly or indirectly not less than 50% of the equity interest.

    2.24 "SUCCESSOR" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option, to receive Shares issuable in satisfaction of a Stock Award or to receive other amounts payable under an Award, by bequest or inheritance or by reason of the death of the Grantee or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employment Retirement Income Security Act, or the rules thereunder, and other transferees approved in advance by the Committee.

    2.25 "TAX DATE" means the date on which the amount of tax to be withheld with respect to an Option or Stock Award is determined.

    2.26 "TERM" means the period during which a particular Option may be exercised or the period during which the conditions and/or restrictions placed on an Award are in effect.

3. ADMINISTRATION OF THE PLAN

    3.1   The Plan shall be administered by the Committee.

    3.2 The Committee shall have plenary authority, subject to provisions of the Plan, to: (a) determine when and to whom Awards shall be granted;
(b) determine the form of each Award, its Term, the amount of the Award or the number of Shares covered by it, if any, the participation by a Grantee in other plans, and any other terms or conditions of each such Award, including the time and conditions of exercise or vesting; (c) determine whether Awards will be granted singly or in combination or tandem; (d) determine the performance goals, if any, that will be applicable to the Award and eliminate or reduce an Award otherwise payable that is based on performance goals; (e) accelerate the vesting, exercise, or payment of an Award when such action(s) would be in the best interests of the Company; and (f) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan. The Committee also shall have the authority to grant Awards in replacement of Awards previously granted under the Plan or any other plan of the Company or a Subsidiary. The Committee's actions in making Awards and fixing their size, Term, and other terms and conditions shall be final and conclusive on all persons.

    3.3 The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing (and amending) such rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and shall be conclusive and binding upon all Grantees, all Successors, and any other person, whether that person is claiming under or through any Grantee or otherwise.

    3.4 The Committee may designate one of its members as Chairman. It shall hold its meetings at such times and places as it may determine. All determinations of the Committee shall be made by a majority of its members. Any determination reduced to writing and signed by all members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may make such rules and regulations for the conduct of its business as it shall deem advisable.

    3.5 The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such conditions and/or limitations as the Committee may establish; provided, however, that only the Committee may establish performance goals and select and grant Awards to Grantees who are subject to Section 16 of the Exchange Act.

    3.6 Service on the Committee shall constitute service as a Director, so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors pursuant to its Bylaws and any agreements between the Company and its Directors providing for indemnification.

    3.7 The Committee shall regularly inform the Board as to its actions with respect to all Awards under the Plan and the terms and conditions of such Awards in a manner, at such times, and in such form as the Board may reasonably request.

4. ELIGIBILITY

    Awards may be made under the Plan to employees of the Company and its Subsidiaries who are corporate executives or senior managers, including executive officers of the Company and its Subsidiaries, other managers, including theatre managers, and other key employees. Officers shall be employees for this purpose, whether or not they also are Directors. A Director who is not an employee shall not be eligible to receive an Award. Awards may be made to eligible employees whether or not they have received prior Awards under the Plan or under any previously adopted plan, and whether or not they are participants in other benefit plans of the Company, AMC or any other Subsidiary.

5. SHARES SUBJECT TO PLAN; LIMITATIONS

    5.1 The Company hereby reserves 2,100,000 Shares, for issuance in connection with Awards under the Plan, subject to adjustment under Section 20. During the Plan no Grantee may receive Options to acquire more than 750,000 Shares, Stock Awards entitling the Grantee to receive more than 90,000 Shares or cash awards aggregating more than $2.5 million under Performance Units. During any 12 month period no Grantee may receive Options to acquire more than 250,000 Shares or Performance Units for cash awards aggregating more than $800,000. No

Grantee may receive a Stock Award or Awards entitling the Grantee to receive free of conditions more than 30,000 Shares with respect to any 12 month period, but determined on an annualized basis so that more than 30,000 Shares may be received at one time free of conditions with respect to a performance period exceeding 12 months in duration.

    5.2 Any Shares related to Awards which (a) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares, or
(b) are settled in cash in lieu of Shares, shall be available again for grant under the Plan, provided the Participant received no other benefits of ownership of such Award other than voting rights, if any. Notwithstanding the foregoing, no Shares which are used by a Participant for the full or partial payment to the Company of the purchase price of Shares upon exercise of an Option, or for any withholding taxes due as a result of such exercise, may become available for Awards under the Plan. The Shares available for issuance under the Plan may be authorized and unissued shares or treasury shares.

6. GRANTING OF OPTIONS

    6.1 Subject to the terms of the Plan, the Committee may from time to time grant Options to persons eligible under Section 4 above and shall designate such Options as ISOs or NQSOs.

    6.2 Pursuant to Code Section 422 and applicable regulations, an Option shall not be deemed to be an ISO to the extent that the aggregate Fair Market Value, as determined on the date or dates of grant, of Shares with respect to which such ISO is exercisable for the first time by any individual during any calendar year (under all stock option incentive plans of the Company or a Subsidiary) exceeds $100,000. ISOs which first become exercisable during a calendar year shall be taken into account in the order granted. Options that exceed the $100,000 limit shall be treated as NQSOs.

    6.3 The purchase price of each Share subject to Option shall be fixed by the Committee, provided the purchase price for Shares subject to an Option shall not be less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

    6.4 Notwithstanding Section 6.3 above, pursuant to Code Section 422 and applicable regulations, the minimum purchase price of an ISO shall be 110% of the Fair Market Value of the Shares on the date the ISO is granted with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company's outstanding Shares.

    6.5 Each Option shall expire and all rights to purchase Shares thereunder shall cease on the date fixed by the Committee.

    6.6 Notwithstanding Section 6.5 above, pursuant to Code Section 422 and applicable regulations, an ISO shall expire and all rights to purchase Shares thereunder shall cease no later than the fifth anniversary of the date on which the ISO was granted with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company, and no later than the tenth anniversary of the date on which the ISO was granted with respect to other Grantees.

    6.7 No Option shall become exercisable prior to the expiration of six months after the date of its grant, unless otherwise determined by the Committee or permitted by the Plan, and, subject to the limitations in the Plan, each Option shall be exercisable for the number of Shares fixed by the Committee.

7. STOCK AWARDS

    7.1 The Committee may grant eligible employees Stock Awards which shall entitle Grantees to receive Shares in the future for no cash consideration and which may be subject to such terms, conditions and restrictions, if any, as the Committee may deem appropriate, including, without limitation, satisfaction of performance goals, restrictions on transferability and continued employment.

    7.2 Subject to provisions of the Plan permitting acceleration, the receipt of Shares under Stock Awards granted to persons subject to Section 16 of the Exchange Act will be conditioned on the attainment during a performance period of performance goals established by the Committee based on criterion described in Section 9.

    7.3 At the time of grant of a Stock Award, the Grantee shall receive written evidence of the Award in such form as may be approved by the Committee but shall not be entitled to issuance or delivery of a stock certificate evidencing the Shares covered by the Award until the Committee certifies that performance goals have been met and the lapse of any restrictions that may have been imposed pursuant to the Award. Upon the attainment of such goals and the lapse of any restrictions, a certificate or certificates representing the number of Shares covered by the Award, free and clear of all restrictions, shall be issued and registered in the name of, and delivered to, the Grantee.

    7.4 Unless otherwise determined by the Committee or provided in the Plan, no Shares may be issued under Restricted Stock Awards unless the Grantee remains employed by the Company or a Subsidiary for one year after the date of the Award.

8. PERFORMANCE UNITS

    8.1   The Committee may grant Awards in the form of Performance Units.

    8.2 Amounts payable under a Performance Unit may be payable at a specified date or dates or upon attaining performance conditions. Subject to provisions of the Plan permitting acceleration, a Performance Unit granted to persons subject to Section 16 of the Exchange Act will be conditioned on the attainment during a performance period of performance goals established by the Committee based on criteria described in Section 9.

9. PERFORMANCE GOALS

    Performance Stock and Performance Unit Awards made to persons subject to
Section 16 of the Exchange Act shall be based on performance goals established by the Committee not later than 90 days after the start of a performance period of 12 months duration or longer with respect to which such an Award is made. The Committee may not increase the compensation payable under an Award that is otherwise due upon attainment of a performance goal. The Committee shall certify that the performance goals have been achieved before payment of any such Award. Performance goals established by the Committee shall be based upon, as the Committee deems appropriate, one or more of the following business criteria:
(i) Company, subsidiary or strategic business unit Adjusted EBITDA (operating income plus depreciation and amortization plus preopening expense plus theatre closure expense); (ii) Company, subsidiary or strategic business unit Unlevered Net Income (Adjusted EBITDA less depreciation multiplied by one minus the applicable tax rate) or net income; (iii) diluted earnings per share;
(iv) public market price of the

Company's Common Stock; (v) private market value of shares of the Company's Common Stock on a diluted basis, based on a constant multiple of Adjusted EBITDA plus cash, cash equivalents and investments and investments in other long-term assets, less corporate borrowings, capitalized and financing lease obligations and the carrying value of minority interests in other long-term liabilities;
(vi) return to stockholders, measured by increases in the market value of an investment in shares of the Company's Common Stock, assuming reinvestment of dividends received; and (vii) Company, subsidiary or strategic business unit Return on Invested Capital (Unlevered Net Income divided by Invested Capital as defined below), return on net assets or return on equity. Invested Capital is defined as the sum of stockholders' equity, corporate borrowings and capital and financing lease obligations, less cash and equivalents. The Committee may, in its discretion, determine whether an award will be paid under any one or more of the business criteria. In setting performance goals, such criteria may be measured against one or more of the following: (i) the prior year or years' performance of the Company, a subsidiary or strategic business unit or other operations based unit or span of a participant's responsibility; (ii) the performance of a broad based group of stocks such as, but not limited to, the Standard & Poor's 500 Index or the Russell 2000; and (iii) the performance of a peer group of two or more companies. Such performance goals may be (but need not be) different for each performance period. The Committee may set different (or the same) goals for different Grantees and for different Awards, and performance goals may include standards for minimum attainment, target attainment, and maximum attainment. In all cases, however, performance goals shall include a minimum performance standard below which no part of the relevant Award will be earned.

10. NON-TRANSFERABILITY OF RIGHTS

    Except for assignments made with the Committee's prior approval, no Award, no rights under any Award, and no payment under the Plan shall be assignable or transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employment Retirement Income Security Act, or the rules thereunder, and the rights and the benefits of any such Award may be exercised during the lifetime of the Grantee only by his or her guardian or legal representative or Successor.

11. DEATH, DISABILITY, RETIREMENT AND OTHER TERMINATION OF EMPLOYMENT

    11.1 Subject to the terms of the Plan, the Committee may make such provisions concerning exercise or lapse of Awards upon the Grantee's death, disability, retirement, or other termination of employment as it shall in its discretion determine, provided that:

        (a) except as provided in paragraph (b) below, no provision shall permit an ISO to be exercised after the date three months following the Grantee's termination of employment,

        (b) no provision shall permit an Option to be exercised after the date which is twelve months following a Grantee's death or disability,

        (c) no provision shall permit a NQSO to be exercised after the date which is three years following the Grantee's retirement from the Company or a Subsidiary,

        (d) except as provided in paragraphs (b) and (c) above, no provision shall permit a NQSO to be exercised after the date which is six months following a Grantee's termination of employment,

        (e) except as provided in paragraph (f) below or as permitted by Sections 12 or 20, all Stock Awards shall be canceled and forfeited if a Grantee's employment is terminated, and

        (f) in the event of Grantee's death, disability or retirement, the Grantee (or his Successor) shall be entitled immediately to be issued a certificate or certificates for all of the Shares represented by his Stock Award(s), free and clear of all performance goal requirements and restrictions, based in each case on the extent to which performance goals have been achieved, measured through the date of termination.

    For purposes of this Section 11, the term "disability" shall mean "long term disability", as defined in the AMC Long Term Disability Plan, or any comparable plan of the Company or AMC, or, if there is no such plan, the inability of the Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of not less than twelve months as determined by the Committee based on the opinion of a qualified physician (or other medical certificate) and other evidence acceptable to the Committee, and the term "retirement" shall mean "normal retirement" or, with the approval of the Committee, "early retirement" pursuant to the applicable terms of the AMC Defined Benefit Retirement Plan or any comparable plan of the Company or a Subsidiary covering a Grantee.

    11.2 Unless the Committee determines otherwise, Options which pursuant to their terms are exercisable following termination of a Grantee's employment:

        (a) may be exercised only to the extent exercisable upon the date such employment terminates, if such termination is other than by reason of the Grantee's death, disability or retirement, and

        (b) shall be accelerated if not yet vested and shall be exercisable in full, free and clear of all restrictions, if such termination is by reason of the Grantee's death, disability or retirement.

    11.3 Transfers of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute termination of employment for purposes of any Award. The Committee may specify in the terms and conditions of an Award whether any authorized leave of absence or absence for military or governmental service or for any other reason shall constitute a termination of employment for purposes of the Award and the Plan.

12. PROVISIONS RELATING TO CHANGE IN CONTROL

    The Committee may provide, at the time of an Award or thereafter, that if a Change in Control Event occurs or if termination results from such Change in Control Event, (a) any restrictions on Awards shall lapse immediately and (b) outstanding Options shall become exercisable immediately. The Committee may also waive, at the time of an Award or thereafter, the satisfaction of performance goals with respect to Performance Stock Awards and Performance Units upon the occurrence of a Change in Control Event or upon termination resulting from a Change in Control Event, and authorize the issuance of Shares represented by Stock Awards or the payment of amounts under Performance Unit Awards, based in each case on the extent to which performance goals have been achieved, measured through the date a Change in Control Event or termination resulting therefrom occurs.

13. WRITING EVIDENCING AWARDS

    Each Award granted under the Plan shall be evidenced by a writing which may, but need not, be in the form of an agreement to be signed by the Grantee. The writing shall set forth the nature and size of the Award, its Term, the other terms and conditions thereof, other than those set forth in the Plan, and such other information as the Committee directs. Acceptance of, or receipt of the benefits of, an Award by the Grantee shall be conclusively presumed to be assent to the terms and conditions set forth therein, whether or not the writing is in the form of an agreement to be signed by the Grantee.

14. EXERCISE OF RIGHTS UNDER AWARDS

    14.1 A person entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may prescribe.

    14.2 The notice of exercise shall be accompanied by payment in full of the purchase price for any Shares to be purchased, with such payment being made in cash, certified or bank cashier's check or money order or in Shares which have been held by the Grantee for at least six (6) months and having a Fair Market Value equivalent to the purchase price of such Shares to be purchased, or a combination thereof. If approved by the Committee, payment of the purchase price of an Option may also be made by a note, provided that unless the Shares issued are treasury shares at least the par value of the Shares issued shall be paid in cash or equivalent or Shares as provided above. The Committee shall establish appropriate methods for accepting Shares and may impose such conditions as it deems appropriate on the use of such Shares to exercise an Option.

    14.3 Upon exercise of an Option, or after grant of a Stock Award but before a distribution of Shares in satisfaction thereof, the Grantee may request in writing that the Shares to be issued in satisfaction of the Award be issued in the name of the Grantee and another person as joint tenants with right of survivorship or as tenants in common.

    14.4 All notices or requests to the Company provided for herein shall be delivered to the Secretary of the Company.

15. EFFECTIVE DATE AND DURATION OF THE PLAN AND DATE OF AWARD

    15.1 The Plan shall become effective on December 2, 1999, provided any Awards granted hereunder shall be subject to approval of any governmental body having jurisdiction over the Company with respect to this Plan within the time limits applicable to any such governmental approvals.

    15.2 The Plan shall remain in effect until all Awards have been exercised or satisfied in accordance herewith, but no Awards may be granted under the Plan after the date of the annual meeting of stockholders held in 2002 or December 31, 2002, whichever first occurs. The terms of any Award may be amended at any time prior to the end of its Term in accordance with and subject to the limitations of the Plan.

    15.3 The date of an Award shall be the date on which the Committee's determination to grant the same is final, or such later date as shall be specified by the Committee in connection with its determination.

16. AMENDMENTS TO AWARDS

    The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid Award, whether earned or unearned, including, but not by way of limitation, Awards earned but not yet paid, and/or substitute another Award of the same or different type, to the extent it deems appropriate; provided, however, that any amendment to (but not termination of) an outstanding Award which, in the opinion of the Committee, is materially adverse to the Grantee, shall require the Grantee's consent. It shall be conclusively presumed that any adjustment for changes in capitalization and other changes in the corporate structure or shares of the Company as provided for herein are not adverse to a Grantee.

17. STOCKHOLDER STATUS

    No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan, except with respect to Shares actually issued to that person.

18. POSTPONEMENT OR NON-EXERCISE

    The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of an Option or upon the vesting of a Stock Award granted under the Plan prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the taking of any action in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares, and (c) the completion of any registration or other qualification of such Shares under any state or Federal law or rulings or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Company shall not be obligated by virtue of any terms and conditions of any Award or any provisions of the Plan to recognize the exercise of an Option or to sell or issue shares in violation of the Securities Act or the law of any government having jurisdiction thereof. Any postponement or delay by the Company in recognizing the exercise of any Option or in issuing any Shares under a Stock Award or otherwise hereunder shall not extend the Term of an Option nor shorten the Term of any restriction attached to any Stock Award and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee of an Award, to a Successor or to any other person with respect to any Shares as to which the Option shall lapse because of such postponement or as to which issuance under a Stock Award was delayed.

19. TERMINATION, SUSPENSION OR MODIFICATION OF PLAN

    The Board may terminate, suspend or modify the Plan at any time and in any manner, provided, however, that without stockholder approval the Board will not adopt an amendment that requires stockholder approval under Section 162(m) of the Code.

    No termination or suspension of the Plan shall adversely affect any right acquired by any Grantee or any Successor under an Award granted before the date of such termination or suspension.

20. ADJUSTMENTS FOR CORPORATE CHANGES

    20.1 In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Committee may (a) make such equitable adjustments, designed to protect against dilution or enlargement, as it may deem appropriate in the number and kind of Shares authorized by the Plan and, with respect to outstanding Awards, in performance goals and in the number and kind of Shares covered by Awards and in the Option price, and (b) make such arrangements, which shall be binding upon the holders of unexpired Options and outstanding Stock Awards, for the substitution of new Options or Stock Awards for any unexpired Options or Stock Awards then outstanding under the Plan or for the assumption of any such unexpired Options and outstanding Stock Awards.

    20.2 In the event that the Company agrees (a) to sell or otherwise dispose of all or substantially all of the Company's assets, or (b) to be wholly or partially liquidated, or (c) to participate in a merger, consolidation or reorganization, or (d) to sell or otherwise dispose of substantially all the assets of, or a majority interest in, a Subsidiary, then the Committee may determine that any and all Options granted under the Plan, in situations involving an event described in clauses (a) through (c), and any and all Options granted to employees of the affected Subsidiary in situations described in clause (d), shall be immediately exercisable in full, and any and all Shares issuable pursuant to Stock Awards or cash payable under Performance Units made under the Plan, in situations involving an event described in clauses (a) through (c), and any and all Shares issuable pursuant to Stock Awards or cash payable under Performance Units granted to employees of the affected Subsidiary in situations described in clause (d), shall be immediately issuable or paid in full, as the case may be, based in each case on the extent to which performance goals have been achieved to the date of the event described in clause (a), (b),
(c) or (d) above. The Committee may also determine that any Options not exercised, and any Stock Awards or Performance Units with respect to which any restrictions shall not have lapsed or conditions shall not have been satisfied, prior to any such event, or within such period of time thereafter (not to exceed 120 days) as the Committee shall determine, shall terminate.

    20.3 The grant of any Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets or the business, assets or stock of a Subsidiary.

21. NON-UNIFORM DETERMINATION

    The Committee's determination under the Plan including, without limitation, determination of the persons to receive Awards, the form, amount and type of Awards, the terms and provisions of Awards and the written material evidencing such Awards, any amendments to the terms and provisions of any Awards, and the granting or rejecting of applications for delivery of Shares need not be uniform and may be made selectively among otherwise eligible employees whether or not such employees are similarly situated.

22. TAXES

    22.1 The Company may pay, withhold or require a Grantee to remit to it amounts sufficient to satisfy the Company's federal, state, local or other tax withholding obligations attributable to any Awards after giving notice to the person entitled to receive such amount, and the Company may defer making payment of any Award if any such tax, charge or assessment may be pending until indemnified to its satisfaction.

    22.2 Subject to the consent of the Committee, in connection with (a) the exercise of a Non-Qualified Stock Option or (b) satisfaction of conditions and/or lapse of restrictions on a Stock Award, a Grantee may elect to tender back to the Company Shares received pursuant to (a) or (b), having a Fair Market Value sufficient to satisfy the Company's minimum statutory federal, state, local and other tax withholding obligations associated with the transaction. Any such election shall be made by a Grantee by delivering written notice to the Secretary of the Company together with such information and documents as the Committee may prescribe. The Committee must approve any election, may suspend or terminate the right to make elections, or may provide with respect to any Award under this Plan that the right to make elections shall not apply to such Award.

    22.3 If, pursuant to the provisions of the Code, the Tax Date of an Award is deferred and a Grantee elects to have Shares withheld, the full number of Option Shares or Stock Award Shares may be issued but the Grantee shall enter into an agreement unconditionally obligating him or her to tender back to the Company the proper number of Shares on the Tax Date.

23. NONCOMPETITION AND FORFEITURE PROVISION

    If the Committee so determines, an Award may specify that a Grantee shall forfeit all unexercised, unearned, and/or unpaid Awards, including, but not limited to, Awards earned but not yet paid if, in the opinion of the Committee, the Grantee, at any time during the period of Grantee's employment and for one
(1) year thereafter, without the written consent of the Committee, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Company, in the geographic area in which the Company does business, or in any manner which is inimical to the best interests of the Company.

24. TENURE

    Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or Subsidiary has to terminate the employment of such participant. An employee terminated for cause, as determined by the Company, shall forfeit all of his rights under the Plan, except as to Options already exercised and Awards on which restrictions have already lapsed.

25. APPLICATION OF PROCEEDS

    The proceeds received by the Company from the sale of its Shares under the Plan shall be used for general corporate purposes of the Company and its Subsidiaries.

26. OTHER ACTIONS

    Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options or pay bonuses for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

27. GENDER AND NUMBER

    Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

28. REQUIREMENTS OF LAW, GOVERNING LAW

    The granting of Awards and the issuance of Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

29. EFFECT ON OTHER PLANS

    Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company or a Subsidiary. Any Awards made pursuant hereto shall not be used in determining the benefits provided under any other plan of the Company or a Subsidiary unless specifically provided therein.

                                                                       EXHIBIT B
                                                              TO PROXY STATEMENT

    SET FORTH BELOW IS THE TEXT OF THE PROPOSED AMC ENTERTAINMENT INC. 1999 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS (THE "DIRECTORS PLAN".)

                             AMC ENTERTAINMENT INC.
                             1999 STOCK OPTION PLAN
                             FOR OUTSIDE DIRECTORS

1. NAME; PURPOSES; DEFINITIONS.

    The name of this plan is the AMC Entertainment Inc. 1999 Stock Option Plan for Outside Directors (the "Plan").

    The purpose of the Plan is to provide Outside Directors an opportunity to acquire Stock of the Company, thereby promoting the long-term success of the Company by aligning Outside Director interests with those of stockholders and linking Outside Director compensation to Company performance.

    For purposes of this Plan, the following terms shall be defined as set forth below:

        (a) "BOARD" means the Board of Directors of the Company.

        (b) "CHANGE IN CONTROL EVENT" shall have the same meaning as in the Company's 1999 Stock Option and Incentive Plan.

        (c) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

        (d) "COMMITTEE" means the Compensation Committee of the Board, or any other committee the Board may subsequently appoint to administer the Plan pursuant to Section 2.

        (e) "COMPANY" means AMC Entertainment Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

        (f) "DISABILITY" means "long term disability," as defined in the American Multi-Cinema, Inc. Long Term Disability Plan, or any comparable plan of the Company or American Multi-Cinema, Inc., or, if there is no such plan, the inability of the Outside Director to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of not less than twelve months as determined by the Committee based on the opinion of a qualified physician (or other medical certificate) and other evidence acceptable to the Committee.

        (g) "EFFECTIVE DATE" means the date the plan is approved by the stockholders of the Company.

        (h) "FAIR MARKET VALUE" of a share of Stock on the date as of which fair market value is to be determined means the closing sales price for the Stock , as reported on the American Stock Exchange, or, if not so reported, on the New York Stock Exchange, or, if not so reported, on the NASDAQ/National Market System, or, if not so reported, the closing sales price as reported by any other appropriate reporting system of general circulation, on the date for which the value is to be determined, or if there is no closing sales price on such date, then the closing price on the last day for which transactions in Stock were so reported prior to the date on which the value is to be determined.

        (i) "MATURE STOCK" means Stock which was obtained through the exercise of an option under this Plan or any other plan of the Company, or otherwise, which is delivered to the Company in order to exercise an Option and which has been held continuously by an Optionee for six months or more.

        (j) "NONQUALIFIED STOCK OPTION" means any Stock Option that by its terms is designated as not being an "incentive stock option" within the meaning of Section 422 of the Code.

        (k) "OPTION VALUE" means 30% of the Fair Market Value of a share of the Company's Stock on the date a Stock Option is granted.

        (l) "OPTION PRICE" means 100% of the Fair Market Value of a share of the Company's Stock on the date a Stock Option is granted.

        (m) "OPTIONEE" means the recipient of a Stock Option.

        (n) "OUTSIDE DIRECTOR" means a director of the Company who is not an employee of the Company or any of its subsidiaries.

        (o) "STOCK" means the Company's presently authorized Common Stock, par value 66 2/3 cents per share, except as this definition may be modified pursuant to Section 3 hereunder.

        (p) "STOCK OPTION" means any nonqualified option to purchase shares of Stock granted pursuant to Section 5.

2. ADMINISTRATION.

    The Plan shall be administered by a Committee of not less than two Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. Until otherwise specified by the Board, the Plan shall be administered by the Compensation Committee of the Board. If at any time no Committee shall be in office, then the functions of the Committee shall be exercised by the Board.

    The Committee shall have no discretion as to the Directors to whom stock options are granted, the timing of such grants, the number of shares subject to any Stock Option, the exercise price of any Stock Option, the periods during which any Stock Option may be exercised or the term of any Stock Option, which matters shall be determined as herein provided.

3. STOCK SUBJECT TO PLAN.

    (a) The total number of shares of Stock reserved and available for issuance under the Plan shall be 200,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

    (b) In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in (i) the aggregate number and kind of shares reserved for issuance under the Plan,

(ii) the limits on the number of options that may be granted to each non-employee director under the Plan and (iii) the number and kind and option price of shares subject to outstanding Stock Options granted under the Plan, as may be determined by the Board, provided that the number of shares subject to any award shall always be a whole number.

    (c) If any shares of Stock subject to a Stock Option shall not be issued or transferred or shall cease to be issuable or transferable under such Stock Option, such shares shall no longer be charged against the limitation provided for in paragraph (a) of this Section 3 and may again be made subject to Stock Options. Notwithstanding the foregoing, no shares which are used by an Optionee for the full or partial payment to the Company of the purchase price of shares upon exercise of an Option, or for any withholding taxes due as a result of such exercise, may become available for Stock Options under the Plan.

4. ELIGIBILITY.

    Each member of the Board who is an Outside Director shall receive Nonqualified Stock Options in accordance with the provisions of Section 5.

5. STOCK OPTIONS.

    (a) (i) On the first business day after the 1999 Annual Meeting of Stockholders of the Company, and thereafter on the first business day after such person is elected or appointed to the Board during the term of the Plan, each member of the Board who is an Outside Director who has not theretofore received an award under this clause (i) shall be granted automatically on a one-time basis a Nonqualified Stock Option for that number of shares of Stock determined by dividing $14,000 by the Option Value, and rounding the result up to the next integral of 10.

        (ii) On the first business day after the 1999 Annual Meeting of Stockholders of the Company, and thereafter on the first business day during the term of the Plan, each member of the Board who is an Outside Director who shall have filed with the Secretary of the Company prior to the date such person is elected or appointed to the Board a written election to receive Stock Options in lieu of all or a specified portion of his or her annual cash retainer shall be granted automatically a Nonqualified Stock Option to purchase that number of shares of Stock determined by dividing all or such specified portion of such annual cash retainer (up to $65,000) by the Option Value and rounding the result up to the next integral of 10.

        (iii) If an Outside Director is elected or appointed to the Board other than on the date of an annual meeting of stockholders, the $65,000 amount described in clause (ii) will be prorated based on the remaining number of quarterly periods remaining until the next regularly scheduled annual meeting of stockholders.

    (b) Stock Options granted under the Plan shall be subject to the following terms and conditions:

         (i) The exercise price per share of Stock purchasable under a Stock Option shall be the Option Price as of the date of grant.

        (ii) Each Stock Option shall vest and become exercisable on the first anniversary date of the date of grant and may be exercised by written notice to the Company of the election to exercise and of the number of shares elected to be purchased in such form as the Committee has prescribed or approved, together with payment in full of the purchase price in cash, personal check, wire transfer, certified or cashier's check, or delivery of Stock certificates for

    Mature Stock, endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange.

        (iii) If an Optionee resigns (other than due to a Disability or upon or after reaching age 70) or does not stand for election (prior to retirement from the Board upon or after reaching age 70) or is removed from his or her position as a Director or is not re-elected to his or her position as a Director, any unexercised portion of any Stock Option granted to him or her under the terms of the Plan shall terminate ninety (90) days following the date of such resignation, removal or end of the term of such position. If an Optionee dies while a Director or resigns due to a Disability, any unexercised portion of any Stock Option granted to him or her under the terms of the Plan shall terminate one year from the date of death or resignation. If an Optionee retires or does not stand for re-election due to retirement from the Board of Directors upon or after reaching age 70, any unexercised portion of any Stock Option granted to him or her under the terms of the Plan shall terminate three years from the date of the end of his or her term. All options shall fully vest and become exercisable upon the occurrence of a Change in Control Event or upon termination of service as a Director by reason of death, Disability or retirement upon or after reaching age 70. It is understood, however, that the right to exercise any outstanding Stock Options during any period following any terminating event other than death, disability or retirement upon or after reaching age 70 or termination as a result of the occurrence of a Change in Control Event shall only exist to the extent such Stock Options were exercisable immediately preceding the terminating event.

        (iv) Each Stock Option shall cease to be exercisable on the date that is ten years following the date of grant.

         (v) The aggregate number of shares of Stock that may be granted to any non-employee member of the Board pursuant to the Plan may not exceed 50,000 shares.

        (vi) Except as otherwise provided in the option agreement, Stock Options shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution.

       (vii) Any required withholding taxes required to be paid to the Company in connection with the exercise of any Stock Option shall be paid, at the election of the director, in cash or by the Company's withholding of shares of Stock issuable to the director under the Stock Option, or by any combination of the foregoing. To the extent that tax provisions are satisfied with shares of the Company's Stock, such Stock shall be valued at Fair Market Value on the appropriate transaction date.

    (c) Each Optionee shall enter into a Stock Option agreement with the Company, which agreement shall set forth, among other things, the exercise price of the Stock Option, the term of the Stock Option and provisions regarding exercisability of the Stock Option granted thereunder, which provisions shall not be inconsistent with the terms set forth herein.

6. AMENDMENT AND TERMINATION.

    The Board may amend, alter, modify or discontinue the Plan at any time, provided that the Board may not amend or alter the provisions of the Plan without the approval of the stockholders if the amendment would materially increase the number of securities that may be issued under the Plan.

7. GENERAL PROVISIONS.

    (a) If necessary to effect compliance with applicable securities laws, each person purchasing shares pursuant to a Stock Option must represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof.

    (b) All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as may apply from time to time under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and a legend or legends may be put on any such certificates to make appropriate reference to any required restriction on transfer.

    (c) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is legally required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any member of the Board any right to continued membership on such Board.

    (d) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect to any such action, determination or interpretation.

    (e) This Plan shall be construed in accordance with the laws of the State of Delaware.

8. TERM OF PLAN.

    No Stock Option shall be granted pursuant to the Plan on or after the fifth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

                             AMC ENTERTAINMENT INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                          AMC Town Center 20 Theatres

                                   11701 Nall

                                Leawood, Kansas

                           Thursday, December 2, 1999

                             11:00 a.m. local time

                                VOTE BY INTERNET

      Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

         1.   Read the accompanying Proxy Statement.

         2. Visit our Internet Voting site at http://www.umb.com/proxy and follow the instructions on the screen.

      Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, December 1, 1999.

          IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.

                              THANK YOU FOR YOUR VOTE.

                          Cut or tear along perforated edge.

      --------------------------------------------------------------------------

                               AMC ENTERTAINMENT INC.
                  106 WEST 14TH STREET   KANSAS CITY, MISSOURI 64105
              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Messrs. Peter C. Brown and Paul E. Vardeman, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the Common Stock of AMC Entertainment Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on December 2, 1999 and at any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:


    1. Election of Directors:          FOR all nominees listed.           WITHHOLD AUTHORITY
                                       (EXCEPT AS MARKED TO THE           TO VOTE FOR ALL NOMINEES LISTED.
                                       CONTRARY) / /                      / /

    NOMINEES. Messrs. W. Thomas Grant, II and Charles S. Paul
    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON
    THE SPACE PROVIDED BELOW.
    -------------------------------------------------------------------------------------------------------

    2. PROPOSAL TO ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the
    Company for the fiscal year ending March 30, 2000.

                 FOR / /                          AGAINST / /                        ABSTAIN / /

    3. PROPOSAL TO approve the AMC Entertainment Inc. 1999 Stock Option and Incentive Plan as described in the accompanying proxy statement.

                 FOR / /                          AGAINST / /                        ABSTAIN / /

    4. PROPOSAL TO approve the AMC Entertainment Inc. 1999 Stock Option Plan for Outside Directors as
    described in the accompanying proxy statement.

                 FOR / /                          AGAINST / /                        ABSTAIN / /

    5. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

                (Continued and to be signed on the reverse side)

                             AMC ENTERTAINMENT INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                          AMC Town Center 20 Theatres

                                   11701 Nall

                                Leawood, Kansas

                           Thursday, December 2, 1999

                             11:00 a.m. local time

                                VOTE BY INTERNET

      YOUR INTERNET VOTE IS QUICK, CONVENIENT AND YOUR VOTE IS IMMEDIATELY SUBMITTED. JUST FOLLOW THESE EASY STEPS:

         1.   Read the accompanying Proxy Statement.

         2. Visit our Internet Voting site at http://www.umb.com/proxy and follow the instructions on the screen.

      Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, December 1, 1999.

          IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.

                              THANK YOU FOR YOUR VOTE.

                          Cut or tear along perforated edge.

      --------------------------------------------------------------------------

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED AND "FOR" PROPOSALS 2, 3 AND 4.


                                                              Please date and sign exactly as name appears. When shares are held by joint tenants, both must sign. When signing as an
                                                              attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                              Date ---------------------------------------------       , 1999

                                                              Signature -----------------------------------------------

                                                              Signature (if held jointly) -----------------------------------

                                                              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
                                                              THE ENCLOSED ENVELOPE.